Exhibit 10.1

LOAN AND SECURITY AGREEMENT

Dated May 24, 2024

by and among

GIBRALTAR BUSINESS CAPITAL, LLC,
as Lender

and

STARCO BRANDS, INC.,

And certain Affiliates

as Borrowers

Table of Contents

1.	DEFINITIONS		1
	1.1	Defined Terms	1
	1.2	Accounting Terms	31
	1.3	Other Terms Defined in UCC	32
	1.4	Other Definitional Provisions; Construction	32
	1.5	Divisions	32
	1.6	Rounding	33
	1.7	Drafting Ambiguities	33
	1.8	Time References	33
	1.9	Satisfaction, Repayment, or Payment in Full	33
2.	COMMITMENT OF THE LENDER		33
	2.1	Revolving Loans	33
	2.2	Interest	34
	2.3	Fees	35
	2.4	Payments	36
	2.5	Taxes	37
	2.6	Use of Proceeds	38
	2.7	All Revolving Loans to Constitute Single Obligation	38
	2.8	Illegality; Inability to Determine Rates	38
	2.9	Increased Costs	39
	2.10	Capital Requirements	39
	2.11	Benchmark Replacement Setting	39
	2.12	Extension of Applicable Maturity Date	40
	2.13	Discretionary Increase in Commitment	40
3.	CONDITIONS OF BORROWING		41
	3.1	Conditions Precedent to Initial Revolving Loans	41
	3.2	Conditions Precedent to All Revolving Loans	43
	3.3	Conditions Subsequent	43
4.	SECURITY FOR THE OBLIGATIONS		44
	4.1	Security for Obligations	44
	4.2	Lockbox Arrangement; Control Agreements	46
	4.3	Possession and Transfer of Collateral	47
	4.4	Financing Statements	47
	4.5	Preservation of the Collateral	47
	4.6	Other Actions as to any and all Collateral	48
	4.7	Collateral in the Possession of a Warehouseman or Bailee	48
	4.8	Letter-of-Credit Rights	48
	4.9	Commercial Tort Claims	48
	4.10	Electronic Chattel Paper and Transferable Records	48
	4.11	Verification of Accounts	49
	4.12	Accounts	49
	4.13	Right to Notify Account Debtors	49

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	4.14	Power of Attorney	50
5.	REPRESENTATIONS AND WARRANTIES		50
	5.1	Borrower Organization and Name; Qualification; Good Standing	50
	5.2	Authorization; Validity	50
	5.3	Consent; Absence of Breach	50
	5.4	Ownership of Properties; Liens	51
	5.5	Subsidiaries; Equity Ownership	51
	5.6	Intellectual Property	51
	5.7	Locations of Collateral	52
	5.8	Litigation	52
	5.9	Contingent Liabilities	52
	5.10	Environmental Laws and Hazardous Materials	52
	5.11	Financial Statements	53
	5.12	Event of Default	53
	5.13	Solvency, etc	53
	5.14	ERISA Obligations	53
	5.15	Labor Relations	53
	5.16	Security Interest	54
	5.17	Taxes	54
	5.18	Adverse Circumstances	54
	5.19	Lending Relationship	54
	5.20	Business Loan	54
	5.21	Compliance with Regulation U; Investment Company Act	54
	5.22	Place of Business	55
	5.23	Complete Information	55
	5.24	Deposit Accounts and Securities Accounts	55
	5.25	Material Contracts	55
	5.26	Compliance with Laws	55
	5.27	Permits, Licenses and Other Approvals	55
	5.28	Anti-Terrorism Laws	56
	5.29	Trading with the Enemy	56
	5.30	Federal Securities Laws	57
	5.31	Brokers	57
6.	AFFIRMATIVE COVENANTS		57
	6.1	Borrower Existence	57
	6.2	Maintain Property	57
	6.3	Maintain Insurance	57
	6.4	Payment of Taxes and Liabilities	58
	6.5	ERISA Liabilities; Employee Plans	58
	6.6	Financial Statements	58
	6.7	Certificates; Other Information	59
	6.8	Inventory Appraisals	60
	6.9	[Reserved]	60
	6.10	Field Examinations	60
	6.11	Collateral Records	60

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	6.12	Notice of Certain Events	60
	6.13	Compliance with Laws	61
	6.14	Material Contracts	61
	6.15	Further Assurances.	61
	6.16	Sanctions and Anti-Corruption Matters	62
	6.17	Credit Card Agreements	62
7.	NEGATIVE COVENANTS		62
	7.1	Indebtedness	62
	7.2	Encumbrances	62
	7.3	Investments	62
	7.4	Transfer; Merger; Formation or Acquisition of Subsidiaries	63
	7.5	Disposition of Assets	63
	7.6	Issuance of Equity Interests	63
	7.7	Restricted Payments; Payments of Certain Indebtedness	63
	7.8	Business Activities; Change of Legal Status; Organization Documents	64
	7.9	Transactions with Affiliates	64
	7.10	Cancellation of Debt	64
	7.11	Inconsistent Agreements	64
	7.12	Bank Accounts	65
	7.13	Fiscal Year; Accounting Methods	65
	7.14	Sanctions; Anti-Terrorism Laws	65
	7.15	Use of Proceeds	65
8.	FINANCIAL COVENANTS		65
	8.1	EBITDA	65
	8.2	[Reserved]	66
	8.3	[Reserved]	66
	8.4	Maximum Capital Expenditures	66
	8.5	Equity Cure	66
9.	EVENTS OF DEFAULT.		66
	9.1	Non-Payment of Obligations	66
	9.2	Covenants	66
	9.3	Misrepresentation	66
	9.4	Cross-Default	67
	9.5	Loan Documents; Subordination and Intercreditor Agreements	67
	9.6	Other Material Obligations	67
	9.7	Insolvency	67
	9.8	Insolvency Proceeding	67
	9.9	Judgments	67
	9.10	Change in Control	67
	9.11	Collateral Impairment	68
	9.12	Material Adverse Effect	68
	9.13	Guaranty	68
10.	REMEDIES		68
	10.1	Possession and Assembly of Collateral	68

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	10.2	Sale of Collateral	69
	10.3	Standards for Exercising Remedies	69
	10.4	UCC and Offset Rights	69
	10.5	Additional Remedies	70
	10.6	Attorney-in-Fact	71
	10.7	No Marshaling	71
	10.8	Application of Proceeds	71
	10.9	No Waiver	71
11.	MISCELLANEOUS		72
	11.1	Obligations Absolute	72
	11.2	Entire Agreement	72
	11.3	Amendments; Waivers	73
	11.4	WAIVER OF DEFENSES	73
	11.5	FORUM SELECTION AND CONSENT TO JURISDICTION	73
	11.6	WAIVER OF JURY TRIAL	73
	11.7	WAIVER OF CERTAIN CLAIMS	73
	11.8	Assignability	74
	11.9	Binding Effect	74
	11.10	Governing Law	74
	11.11	Severability	74
	11.12	Survival of Borrower Representations	74
	11.13	Extensions of Lender’s Commitment	74
	11.14	Time of Essence	74
	11.15	Communication	75
	11.16	Notices	75
	11.17	Release of Claims Against Lender	75
	11.18	Costs, Fees and Expenses	76
	11.19	Indemnification	76
	11.20	Revival and Reinstatement of Obligations	77
	11.21	Customer Identification - USA Patriot Act Notice	77
	11.22	Designation of Administrative Borrower	77
	11.23	Attachments	77
	11.24	Counterparts	77
	11.25	Disclosure	77

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Exhibits

Exhibit A	Form of Borrowing Base Certificate
Exhibit B	Form of Compliance Certificate

Schedules

Schedule 4.2	Credit Card Processors; Credit Card Issuers, and Credit Card Agreements
Schedule 5.1	Business Organization and Name
Schedule 5.5	Subsidiaries; Equity Ownership
Schedule 5.6	Intellectual Property
Schedule 5.7	Locations of Collateral
Schedule 5.8	Litigation
Schedule 5.10	Environmental Matters
Schedule 5.15	Collective Bargaining Agreements, Etc.
Schedule 5.17	Tax Matters
Schedule 5.22	Places of Business
Schedule 5.24	Deposit Accounts and Securities Accounts
Schedule 5.25	Material Contracts
Schedule 5.27	Licenses and Permits
Schedule 6.1	Indebtedness
Schedule 6.2	Liens
Schedule 7.9	Affiliate Transactions

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LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT dated as of May 24, 2024 (this “Agreement”), is executed by and among STARCO BRANDS, INC., a Nevada corporation (“Starco”), Whipshots Holdings, LLC, a Delaware limited liability company (“Whipshots Holdings”), Whipshots, LLC, a Wyoming limited liability company (“Whipshots”), The AOS Group Inc., a Delaware corporation (“AOS Group”), Skylar Body, LLC, a Delaware limited liability company (“Skylar”), Soylent Nutrition, Inc., a Delaware corporation (“Soylent”; and together with Starco, Whipshots Holdings, Whipshots, AOS Group, Skylar and any Person that may hereafter become party hereto as a Borrower, each individually, a “Borrower” and collectively, the “Borrowers”), each Person that may hereafter become party hereto as a Guarantor (each individually, a “Guarantor” and collectively, “Guarantors”; Borrowers and Guarantors, each individually, a “Loan Party” and collectively, the “Loan Parties”), and GIBRALTAR BUSINESS CAPITAL, LLC, a Delaware limited liability company (the “Lender”). In consideration of the mutual agreements hereinafter set forth, the Loan Parties and the Lender hereby agree as follows:

1. DEFINITIONS.

1.1 Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Account(s)” shall mean all of a Borrower’s now existing or hereafter arising or acquired accounts, accounts receivable, and any other rights to payment, however created including, without limitation, any right to payment for goods sold or leased, or for services rendered, whether arising out of the sale of inventory or otherwise and whether or not it has been earned by performance, and any and all notes, drafts, acceptances, chattel paper, general intangibles and other obligations arising out of or representing a right to payment thereunder, however created.

“Account Debtor” shall mean any person and/or entity obligated on an Account.

“Acquisition” means any transaction, or any series of related transactions, by which any Loan Party (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

“Administrative Borrower” shall have the meaning set forth in Section 11.22.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For the purpose hereof, the term “control” shall mean the possession of the power to direct, or cause the direction of, the management and policies of a Person by contract or voting of securities or ownership interests, whether through the ownership of Equity Interests, by contract or otherwise.

“Anti-Corruption Laws” shall mean the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq and all other laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any of its Affiliates from time to time concerning or relating to bribery or corruption.

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“Anti-Terrorism Laws” shall mean any Laws applicable to any Loan Party relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, any predicate crime to money laundering, or bribery and any regulation, order or directive promulgated, issued or enforced pursuant to such applicable Laws, including Executive Order No. 13224, the USA PATRIOT Act, the applicable Laws comprising or implementing the Bank Secrecy Act, and the applicable Laws administered by OFAC (as any of the foregoing applicable Laws may from time to time be amended, modified, supplemented, renewed, extended, or replaced) or any financial record keeping and reporting requirements related thereto.

“Applicable Margin” means, as of any date of determination, the following margin based upon Borrowers’ Average Daily Excess Availability:

Level	Average Daily Excess Availability	Applicable Margin as to SOFR Loans	Applicable Margin as to Prime Rate Loans
I	> $2,000,000	4.50 percentage points	3.50 percentage points
II	< $2,000,000 and > $1,000,000	4.75 percentage points	3.75 percentage points
III	< $1,000,000	5.0 percentage points	4.00 percentage points

Margins shall be subject to increase or decrease by Lender on the first day of each calendar quarter based on the Average Daily Excess Availability as of the most recently ended calendar quarter. If Lender is unable to calculate the Average Daily Excess Availability for the most recently ended calendar quarter due to Borrowers’ failure to timely deliver any Borrowing Base Certificate when required hereunder, then, at Lender’s option, margins shall be determined as if Level III were applicable until the first day of the calendar quarter following its receipt.

“Applicable Tax Percentage” shall mean the highest effective marginal combined rate of federal, state, and local income tax to which any Person holding Equity Interests of the Loan Parties would be subject in the relevant year of determination, taking into account only such Person’s share of income and deductions attributable to its equity ownership interest in the Loan Parties, including the deductibility, if any, of state and local taxes for federal income tax purposes by any such Person attributable to its equity ownership interest in the Loan Parties. Lender acknowledges that the Loan Parties’ shareholders may pay taxes in multiple states and that the tax rates in such states will be applicable.

“Average Daily Excess Availability” shall mean, for any period of determination, the average daily Excess Availability during such period of determination.

“Bankruptcy Code” means Title 11 of the United States Code, as now existing or hereafter amended.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to the provisions of this Agreement.

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“Benchmark Administrator” means, initially, the Term SOFR Administrator, or any successor administrator of the then-current Benchmark or any insolvency or resolution official with authority over such administrator.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate rate of interest that has been selected by Lender as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark at such time plus (b) the Benchmark Replacement Adjustment; provided, that, if the Benchmark Replacement as determined as provided above would be less than 1.00%, then the Benchmark Replacement shall be deemed to be 1.00%.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Lender giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement at such time.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the Benchmark Administrator permanently or indefinitely ceases to provide such Benchmark; or

(b) in the case of clause (b) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark has been determined and announced by or on behalf of the Benchmark Administrator or the regulatory supervisor for the Benchmark Administrator to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (b).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: a public statement or publication of information by or on behalf of the Benchmark Administrator or a regulatory supervisor for the Benchmark Administrator announcing that (a) the Benchmark Administrator has ceased or will cease to provide the Benchmark permanently or indefinitely or (b) the Benchmark is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with the provisions of this Agreement and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with the provisions of this Agreement.

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“Books” means books and records (including each Loan Party’s Records indicating, summarizing, or evidencing such Loan Party’s assets (including the Collateral) or liabilities, each Loan Party’s Records relating to such Loan Party’s business operations or financial condition, and each Loan Party’s goods or General Intangibles related to such information).

“Borrowing Base Amount” shall mean:

(a) an amount equal to 90% of the net amount of the Eligible Accounts; plus

(b) an amount equal to 90% of the net amount of the Eligible Credit Card Receivables; plus

(c) the least of:

(i)	$7,000,000, and

(ii)	lesser of (i) 65% of the lower of cost or market value of the Eligible Inventory, and (ii) 85% of the net orderly liquidation value of the Eligible Inventory as determined by a third party appraisal acceptable to Lender in its Permitted Discretion provided, that, in no event shall the Borrowing Base Amount against Eligible Inventory that is raw materials exceed $2,000,000; plus

(d) the Permitted Overadvance Amount; minus

(e) Reserves.

“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base Amount in the form attached hereto as Exhibit “A”, as such form may from time to time be modified by Lender, which is duly completed (including all schedules thereto) and delivered by or on behalf of Borrowers to Lender.

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which lenders are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.

“Capital Expenditures” shall mean expenditures (including Capitalized Lease Obligations) for the acquisition of any asset which are required to be capitalized under GAAP.

“Capital Lease” shall mean, as to any Person, a lease by such Person, as lessee, of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such Statement No. 13 is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the financial statements of such Person prepared in accordance with GAAP.

4

“Capitalized Lease Obligations” shall mean, as to any Person, all rental obligations of such Person, as lessee under a Capital Lease which are or will be required to be capitalized on the books of such Person.

“Cash Equivalents” shall mean, as of any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Change in Control” means that: (a) Permitted Holders fail to own and control, directly or indirectly, 10% or more, of the Equity Interests of Starco entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors or equivalent governing body of Starco, (b) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than Permitted Holders, GV 2016 GP, L.L.C., Andreessen Horowitz Fund IV, L.P. or The Production Board, LLC, becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 20%, or more, of the Equity Interests of Starco entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors or equivalent governing body of Starco, (c) Starco fails to own and control, directly or indirectly, 100% of the Equity Interests of each other Loan Party (other than Whipshots Holdings, of which Permitted Holders shall own, directly or indirectly, 84.5% or more of the Equity Interests, (d) any “change in control” or “sale” or “disposition” or similar event as defined in any Organization Document of any Loan Party, or (e) Ross Sklar ceases to have day-to-day operational control of the Loan Parties.

For the purpose hereof, the terms “control” and “controlling” shall mean the possession of the power to direct, or cause the direction of, the management and policies of the applicable Person by contract or voting of securities or ownership interests.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued or implemented.

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“Closing Date” means the first date all the conditions precedent in Section 3 are satisfied or waived by Lender in Lender’s sole discretion.

“Closing Fee” shall have the meaning set forth in Section 2.3.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.

“Collateral” shall have the meaning set forth in Section 4.1.

“Collateral Access Agreement” means an agreement satisfactory in form and substance to the Lender executed by (a) a bailee or other Person in possession of Collateral, or (b) any landlord of Real Estate leased by any Loan Party, pursuant to which such Person (i) acknowledges the Lender’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens on the Collateral held by such Person or located on such Real Estate, (iii) provides the Lender with access to the Collateral held by such bailee or other Person or located in or on such Real Estate, (iv) provides the Lender with a reasonable time to sell and Dispose of the Collateral from such Real Estate, (v) agrees to act upon the instructions of the Lender, without the further consent of such Loan Party, and (vi) makes such other agreements with the Lender as the Lender may reasonably require.

“Conforming Changes” means, with respect to either the use or administration of One Month Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions (or the addition of breakage provisions) and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of each Loan Party and all such obligations and liabilities of each Loan Party incurred pursuant to any agreement, or arrangement by which any Loan Party: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any or any property or assets constituting security therefor, or (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from a Person with the purpose or intent of assuring a second Person to whom such first Person is indebted or has obligations to of the ability of such first Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

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“Control Agreements” shall have the meaning set forth in Section 4.2.

“Covered Entity” shall mean (a) each Borrower, each of Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (i) ownership of, or power to vote, twenty-five percent (25%) or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (ii) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit Card Agreements”: all agreements now or hereafter entered into by a Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 4.2 hereto; sometimes being referred to herein individually as a “Credit Card Agreement”.

“Credit Card Issuer”: any Person (other than the Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through PayPal, Amazon Seller Clearing, Shopify, Stripe, Clear-After Pay and Tik Tok Store, and other issuers approved by Lender.

“Credit Card Notification Agreement”: an agreement acknowledged by Borrowers’ Credit Card Processor or Credit Card Issuer (as applicable), in form and substance reasonably satisfactory to Lender in its reasonable discretion, which directs such Credit Card Processor or Credit Card Issuer (as applicable) to remit all proceeds and payments in respect of Credit Card Receivables directly into the Lockbox Account.

“Credit Card Processor”: any servicing or processing agent or any factor or financial intermediary (including, without limitation, PayPal, Amazon Seller Clearing, Shopify, Stripe, Clear-After Pay and Tik Tok Store) who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrowers’ sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Receivables”: each “payment intangible” or an “Account” (as set forth in the UCC) together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor (as applicable) to a Borrower resulting from charges by a customer of a Borrower on credit or debit cards in connection with the sale of goods by a Borrower, or services performed by a Borrower, in each case in the ordinary course of business.

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“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Default Rate” shall mean a per annum rate of interest equal to the actual interest rate for the Revolving Loans as set forth in Section 2.2 plus 3.00% per annum.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including, without limitation, any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividing Person” has the meaning assigned to such term in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“EBITDA” means, with respect to any fiscal period and with respect to Borrowers determined, in each case, on a consolidated basis in accordance with GAAP, (a) the consolidated Net Income (or loss), for such period, minus (b) without duplication, the sum of the following amounts for such period to the extent included in determining consolidated Net Income (or loss) for such period: (i) unusual or non-recurring gains as determined by Lender in its Permitted Discretion, and (ii) interest income, plus (c) without duplication, the sum of the following amounts for such period to the extent deducted in determining consolidated Net Income (or loss) for such period: (i) non-cash unusual or non-cash non-recurring losses as determined by Lender in its Permitted Discretion, (ii) Interest Charges, (iii) income taxes, (iv) depreciation and amortization, (v) non-cash income or loss attributable to equity in any Affiliate or Subsidiary, (vi) non cash stock based compensation or fair value share adjustment income or loss and (vii) additional non-recurring addbacks as determined by Lender in its Permitted Discretion.

“Eligible Accounts” means, at any time, the Accounts of a Borrower which the Lender determines in its Permitted Discretion qualify as the basis for extending Revolving Loans. Without limiting the Lender’s discretion provided herein, Eligible Accounts shall not include any Account:

(a) that is not genuine in all respects or has not arisen in the ordinary course of the Borrowers’ business from (i) the sale or lease of Goods by the Borrower, which Goods have been delivered to and accepted by the applicable Account Debtor, and the applicable Borrower has possession of, or has delivered to the Lender at the Lender’s request, shipping and delivery receipts evidencing such shipment or (ii) the performance of services by a Borrower, which services have been fully performed, acknowledged and accepted by the Account Debtor;

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(b) which is not subject to a perfected, first priority Lien in favor of the Lender and is not subject to another assignment, claim or Lien;

(c) which the Account Debtor has failed to pay (i) within ninety (90) after the original invoice date or (ii) within sixty (60) days of the original due date; provided, that, (x) Accounts owing by Amazon and Macys which are more than ninety (90) days past invoice date and which otherwise satisfy the eligibility criteria hereunder shall be Eligible Accounts so long as such Accounts are not more than one hundred twenty (120) days past invoice date; and (y) Accounts owing by Walgreens or Meijer which are more than ninety (90) days past invoice date and which otherwise satisfy the eligibility criteria hereunder shall be Eligible Accounts so long as such Accounts are not more than one hundred fifty (150) days past invoice date; provided, further, that, the Borrowing Base Amount attributed to such Accounts owing by Walgreens and Meijer shall be limited to $500,000 in the aggregate;

(d) which provides for selling terms of more than sixty (60) days; provided, that, Accounts owing by Walgreens or Meijer which have selling terms of ninety (90) days and which otherwise satisfy the eligibility criteria hereunder shall be Eligible Accounts;

(e) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(f) which is an Account (i) arising from a “sale on approval”, “sale or return”, “consignment”, “guaranteed sale” or “bill and hold”, or subject to another repurchase or return agreement or is on any other terms by reason of which the payment by the Account Debtor may be conditional or (ii) with respect to which the payment terms are “C.O.D.”, cash on delivery or other similar terms;

(g) which have arisen out of contracts with, or the applicable Account Debtor is, the United States or any state, county, city or other governmental body, or any department, agency or instrumentality thereof (exclusive, however, of Accounts with respect to which Borrowers have complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC §3727);

(h) which are due from an Account Debtor which is a Borrower or a Subsidiary or a director, officer, employee, agent, parent or Affiliate of any Borrower;

(i) which is a consumer Account as determined by Lender;

(j) which is a Foreign Account or is not payable in U.S. Dollars;

(k) which arises in connection with a sale to an Account Debtor who is located within a state or other jurisdiction which requires the applicable Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (i) receive a certificate of authority to do business and be in good standing in such state, or (ii) file a notice of business activities or similar report with such state’s taxing authority, unless (A) the applicable Borrower has taken one of the actions described in clauses (i) or (ii), (B) the failure to take one of the actions described in either clause (i) or (ii) may be cured retroactively by the applicable Borrower at its election, or (C) the applicable Borrower has proven to the reasonable satisfaction of the Lender that it is exempt from any such requirements under such state’s laws;

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(l) which is not the valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is subject to the fulfillment of any condition whatsoever or any counterclaim, offset, credit, trade or volume discount, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto (provided, however, that for any Accounts subject to any counterclaim, offset, credit, trade or volume discount, allowance, discount, rebate or adjustment, only the amount subject to the foregoing shall be considered ineligible hereunder), or to any claim by such Account Debtor denying liability thereunder in whole or in part and the Account Debtor has refused to accept and/or has returned or offered to return any of the Goods or services which are the subject of such Account;

(m) which is an Account with respect to which possession and/or control of the Goods sold giving rise thereto is held, maintained or retained by a Borrower or any Subsidiary (or by any agent or custodian of a Borrower or any Subsidiary) for the account of, or subject to, further and/or future direction from the Account Debtor with respect thereto;

(n) which, if the Borrower maintains a credit limit for the applicable Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, exceeds such credit limit, to the extent of the amount due from such Account Debtor in excess of such credit limit;

(o) which payment has been extended or the Account Debtor has made a partial payment;

(p) which is owed by an Account Debtor with respect to which (i) there is an Insolvency Proceeding by or against such Account Debtor, (ii) the Account Debtor has suspended business, made a general assignment for the benefit of creditors or failed to pay its debts generally as they come due, (iii) Lender has received notice of an imminent Insolvency Proceeding pending by or against such Account Debtor, (iv) a material impairment of the financial condition of such Account Debtor has occurred, and/or (v) any condition or event has occurred having a Material Adverse Effect on the Account Debtor which would require the Accounts of such Account Debtor to be deemed uncollectible in accordance with GAAP;

(q) which is owed by an Account Debtor (or an Affiliate of such Account Debtor) whose Eligible Accounts owing to Borrowers exceed (i) 60% for Accounts owing by Amazon, and (ii) 25% for Accounts owing by all other Account Debtors (in each case such percentage being subject to reduction by Lender, in its Permitted Discretion) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Lender based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;

(r) Accounts, the collection of which, Lender, in its Permitted Discretion, believes to be doubtful, including by reason of the Account Debtor’s financial condition;

(s) Accounts with respect to which the Account Debtor is a subject or target of Sanctions;

(t) Accounts (i) that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services, or (ii) that represent credit card sales; or

(u) Accounts that do not comply with the representations and warranties pertaining to Accounts in the Loan Documents.

Any Account which was an Eligible Account shall cease to be an Eligible Account whenever such Account no longer qualifies as an Eligible Account as a result of any of the foregoing requirements.

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In determining the amount to be included, Eligible Accounts shall be calculated net of Account Debtor deposits, unapplied cash, taxes, finance charges, service charges, discounts, credits, allowances, and rebates.

“Eligible Credit Card Receivables”: each Credit Card Receivable that arises in the ordinary course of business from the sale of goods or rendition of services to a Borrower’s customers, is payable in U.S. dollars, is payable by a Credit Card Processor or Credit Card Issuer, as applicable, and is otherwise deemed by Lender, in its reasonable discretion, to be an Eligible Credit Card Receivable. Without limiting the foregoing, any Credit Card Receivable included in any of the following categories shall not be deemed to be an Eligible Credit Card Receivable: (a) Credit Card Receivables which do not constitute an “Account” or a “payment intangible” (as defined in the UCC); (b) Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale or such longer period as may be approved by Lender in its discretion; (c) Credit Card Receivables (i) that are not subject to a perfected first priority Lien in favor of the Lender (it being the intent that chargebacks in the ordinary course of business by the Credit Card Processors will not be deemed to violate this clause (c)), or (ii) with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than Permitted Liens); (d) Credit Card Receivables which are disputed, are with recourse to a Borrower or any Affiliate of a Borrower, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such dispute, claim, counterclaim, offset or chargeback); (e) Credit Card Receivables as to which the Credit Card Issuer or Credit Card Processor has the right under certain circumstances to require a Borrower to repurchase the Credit Card Receivables from such Credit Card Issuer or Credit Card Processor; (f) Credit Card Receivables due from a Credit Card Issuer or Credit Card Processor which is the subject of any bankruptcy or insolvency proceedings; (g) Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable Credit Card Issuer or Credit Card Processor with respect thereto; or (h) Credit Card Receivables which do not conform in all material respects to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables.

“Eligible Inventory” means, at any time, the Inventory of a Borrower which the Lender determines in its Permitted Discretion qualifies as the basis for the extension of Revolving Loans. Without limiting the Lender’s discretion provided herein, Eligible Inventory shall not include any Inventory:

(a) which is not subject to a valid and perfected first priority Lien of Lender;

(b) which is not (i) raw materials or (ii) finished goods Inventory that is new and held for sale or lease or to be furnished under contracts of service;

(c) which is located at a location leased by a Borrower or located in a warehouse or with a bailee, in each case, unless either, at Lender’s option, (i) it is subject to a Collateral Access Agreement with the owner and lessor of such location, such warehouseman or bailee, executed by the owner and lessor, warehouseman or bailee, as applicable, or (ii) Lender has established a Reserve with respect to amounts payable to the owner and lessor of such premises or warehouse or bailee in an amount determined by Lender in its Permitted Discretion which amount shall not be less than three months’ rent, storage charges, fees or other amounts under the lease or other applicable agreement relative to such location;

(d) which consists of goods that are obsolete, slow moving, spoiled or are less than sixty (60) days before the stated expiration, “sell-by” or “use by” date applicable thereto, restrictive or custom items or items otherwise manufactured in accordance with customer-specific requirements, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in the business of a Borrower, bill and hold goods, defective goods, “seconds,” , inventory acquired on consignment or are goods in excess of orders for such goods which are scheduled to be fulfilled within the immediately succeeding twelve (12) months (“Excess Goods”); provided, that, the Borrowing Base Amount attributed to such Excess Goods shall be limited to $350,000 in the aggregate;

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(e) which is unacceptable to the Lender, in its Permitted Discretion, due to type, category and/or quantity;

(f) which were produced in violation of the Fair Labor Standards Act and/or subject to the so-called “hot goods” provisions contained in Title 29 U.S.C. 215;

(g) which is subject to third party intellectual property, licensing or other proprietary rights, unless Lender is satisfied in its Permitted Discretion that such Inventory can be freely sold by Lender on and after the occurrence of an Event of Default despite such third party rights;

(h) which is not located in the United States or Canada, or is “in transit” to a Borrower;

(i) which is held by a Borrower on consignment;

(j) [reserved];

(k) which is “work-in-process”;

(l) which is supply items, packaging or any other similar materials;

(m) which is identified in any purchase order or contract to the extent progress or advance payments are received with respect to such Inventory;

(n) which is stored at locations holding less than $100,000 of the aggregate value of such Borrower’s Inventory;

(o) which consists of goods returned or rejected by a Borrower’s customers; or

(p) which does not comply with the representations, warranties or covenants, if any, pertaining to Inventory set forth in the Loan Documents.

Inventory which is Eligible Inventory shall cease to be Eligible Inventory whenever it ceases to meet any one of the foregoing requirements.

“Employee Plan” shall mean any pension, stock bonus, employee stock ownership plan, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan or other employee benefit plan (as defined in ERISA) or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of any Loan Party described from time to time in the financial statements of the Loan Parties and any Pension Plan, Multiemployer Plan, welfare plan, or Defined Benefit Pension Plans (as defined in ERISA) maintained or administered by any Loan Party or to which any Loan Party is a party or may have any liability or by which any Loan Party is bound.

“Environmental Laws” shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, Hazardous Materials, employee health and safety, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

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“Equity Interests” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” shall mean any of the events or conditions set forth in Section 9.

“Excess Availability” means (a) Revolving Loan Availability, minus (b) the outstanding principal balance of the Revolving Loans, minus (c) Borrowers’ outstanding and held checks, minus (d) the amount of Borrowers’ accounts payable that are more than 60 days past due, each of the foregoing as determined by Lender in its Permitted Discretion, plus (f) the aggregate amount of cash on deposit in the deposit account(s) set forth on Schedule 5.24 which are subject to Control Agreements in favor of Lender that has not been swept to pay down the Revolving Loans and are not the proceeds of any outstanding Eligible Accounts reported as part of the Borrowing Base Amount.

“Excess Cash Flow” shall mean, for any fiscal year, commencing with the fiscal year ending December 31, 2024, in each case for Borrowers on a consolidated basis, EBITDA, minus each of the following, to the extent actually paid in cash during such fiscal period, Unfinanced Capital Expenditures, income taxes, dividends and distributions, and principal and interest payments of Indebtedness made as permitted under this Agreement; provided that for the fiscal year ending December 31, 2024, Excess Cash Flow shall be calculated for the period commencing June 1, 2024 and continuing through and including December 31, 2024.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Accounts” means any deposit account used for payroll or employee benefits, trust or fiduciary accounts, or zero balance accounts; provided that there shall be no more than five (5) Excluded Accounts at any given time.

“Excluded Property” shall mean:

(a) any intent-to-use US trademark application for which an amendment to allege use or statement of use has not been filed and accepted by the U.S. Patent and Trademark Office and that would otherwise be deemed invalidated, cancelled or abandoned due to the grant of a Lien thereon (provided that each intent-to-use application shall be considered Collateral immediately and automatically upon such filing and acceptance);

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(b) any assets of Borrowers financed by purchase money indebtedness or Capital Leases permitted under this Agreement, but only to the extent that the documentation governing such Indebtedness or Capital Leases (or any Permitted Lien securing such indebtedness or capital leases) validly prohibits the creation by Borrowers of a security interest thereon;

(c) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Borrower if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained, provided, that, (i) the foregoing exclusions of this clause (a) shall in no way be construed (A) to apply to the extent that any such prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, or (B) to apply to the extent that any consent or waiver has been obtained that would permit Lender’s security interest to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (ii) the exclusions in this clause (a) shall in no way be construed to limit, impair, or otherwise affect the continuing security interests of Lender upon any rights or interests of any Borrower in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license or license agreement (including any accounts or Equity Interests), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Equity Interests;

(d) motor vehicles or other equipment subject to a certificate of title statute unless Lender, upon Lender’s request, requires its Lien to be recorded on the certificate of title applicable to such motor vehicles or equipment;

(e) leasehold interests in Real Estate; and

(f) any Excluded Account;

provided however that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of any Excluded Property.

“Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) pursuant to the Laws of the jurisdiction under which such recipient is organized or in which its principal office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Loan Party is located, (c) any U.S. federal, state or local backup withholding tax, and (d) any U.S. federal withholding tax imposed under FATCA.

“Exit Fee” shall have the meaning set forth in Section 2.3.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the Code, and (c) any fiscal or regulatory legislation, rules, or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

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“Financial Covenant Reporting Trigger Period” means any period (i) commencing on the date that Excess Availability is less than $1,000,000 and (ii) continuing until Excess Availability is greater than $1,000,000 for thirty (30) consecutive days.

“Foreign Account” shall mean an Account that is owing by an Account Debtor residing, located, or having its principal activities or place of business outside the United States or Canada.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States, using the accrual basis of accounting and consistently applied with prior periods; provided, however, that GAAP with respect to any interim financial statements or reports shall be deemed subject to fiscal year-end adjustments and footnotes made in accordance with GAAP.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means each Person (other than an individual) that at any time guaranties all or any portion of the Obligations.

“Guaranty” means any guarantee of the Obligations at any time executed and delivered by a Loan Party in favor of Lender.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority.

“Indebtedness” shall mean, without duplication, (a) all indebtedness (including principal, interest, fees and charges) of any Loan Party for borrowed money or for the deferred purchase price of property or services, including, without limitation, the Obligations, (b) the maximum amount available to be drawn under all letters of credit, Lender’s acceptances and similar obligations issued for the account of any Loan Party and all unpaid drawings in respect of such letters of credit, Lender’s acceptances and similar obligations, (c) all indebtedness secured by any Lien on any property owned by any Loan Party, whether or not such Indebtedness has been assumed by such Loan Party (provided, however, if the applicable Loan Party has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien), (d) the aggregate amount of all Capitalized Lease Obligations of any Loan Party, (e) all Contingent Liabilities of any Loan Party, whether or not reflected on its balance sheet, and (f) all monetary obligations of any Loan Party under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of any Loan Party but which, upon the insolvency or bankruptcy of any Loan Party, would be characterized as the indebtedness of any Loan Party under the Bankruptcy Code (without regard to accounting treatment). Notwithstanding the foregoing, Indebtedness shall not include trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices or royalty payments payable in the ordinary course of business in respect of non-exclusive licenses. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation.

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“Indemnified Party” and “Indemnified Parties” shall mean, respectively, each of the Lender and any parent corporations, affiliated corporations or subsidiaries of the Lender, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Insolvent” means, with respect to any Person as of any date of determination, that such Person is not Solvent.

“Intellectual Property” shall mean all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, service marks and trademarks (including the goodwill of the business symbolized thereby), and all registrations and applications for registration therefor and all licensees thereof, trade names, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Licenses” means, with respect to any Loan Party, (a) any licenses or other similar rights provided to such Loan Party in or with respect to Intellectual Property owned or controlled by any other Person, and (b) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by such Loan Party, in each case, including (i) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Loan Party pursuant to end-user licenses) and (ii) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Lender’s rights under the Loan Documents.

“Interest Charges” shall mean, for any period, the sum of: (a) all interest, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the portion of Capitalized Leased Obligations with respect to that fiscal period that should be treated as interest in accordance with GAAP.

“Investment” means with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of (a) loans, guarantees, advances, capital contributions (excluding (i) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (ii) bona fide accounts receivable arising in the ordinary course of business), (b) acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and (c) any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.

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“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, including, without limitation, all Environmental Laws.

“Lender Expenses” means, without limitation, (a) all reasonable expenses incurred by the Lender in connection with this Agreement and the other Loan Documents, including, without limitation, (i) the reasonable and documented fees, charges and disbursements (A) of counsel for the Lender, (B) of outside consultants and advisors for the Lender, (C) of appraisers or third party valuation services, (D) of field examinations, (E) imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Subsidiaries, (F) with respect to photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits, (G) all such documented expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, and (H) all expenses incurred in connection with third party document management and communication services provided to the Lender in connection with this Agreement and the other Loan Documents, (ii) in connection with (A) the preparation, negotiation, administration (including travel, meals, and lodging), management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (B) the enforcement or protection of the Lender’s rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, including, without limitation, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (C) third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Lender’s Liens in and to the Collateral, or the Lender’s relationship with any Loan Party or any of its Subsidiaries, (D) any workout, restructuring, Insolvency Proceeding or negotiations in respect of any Obligations, (E) defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or (F) in taking any enforcement action or any remedial action with respect to the Collateral, and (iii) all customary fees and charges (as adjusted from time to time) (A) of the Lender with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrowers (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, and (B) imposed or incurred by the Lender resulting from the dishonor of checks payable by or to any Loan Party, (b) costs or expenses (including insurance premiums) required to be paid by any Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender, including, without limitation, any amounts paid in respect to maintaining electronic books and records of the Loan Parties and related services, and (c) all reasonable and documented expenses incurred by the Lender after the occurrence and during the continuance of an Event of Default.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

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“Loan” means a Revolving Loan.

“Loan Documents” means this Agreement, the Control Agreements, each Borrowing Base Certificate, each Guaranty, any note or notes executed by a Borrower in connection with this Agreement and payable to Lender, any subordination agreement, and any other instrument, document, or agreement entered into, now or in the future, by any Loan Party in connection with this Agreement.

“Loan Party” and “Loan Parties” shall have the meanings assigned to such terms in the Preamble of the Agreement.

“Lockbox Agreement” shall have the meaning set forth in Section 4.2.

“Margin Stock” shall have the meaning as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, business, properties, condition (financial or otherwise) or results of operations of the Borrowers, taken as a whole, (b) an impairment of the ability of the Loan Parties, taken as a whole, to perform any of the material Obligations under any of the Loan Documents, or (c) a material adverse effect on (i) any substantial portion of the Collateral, (ii) the legality, validity, binding effect or enforceability against any Loan Party of any of the Loan Documents, (iii) the perfection or priority of any Lien granted to the Lender under any Loan Document, or (iv) the rights or remedies of the Lender under any Loan Document.

“Material Contract” means, with respect to any Person, any contract or agreement of the Loan Parties the loss of which could reasonably be expected to result in a Material Adverse Effect.

“Material Indebtedness” means, collectively, (i) any Subordinated Debt, (ii) any Indebtedness which is subject to an intercreditor agreement, and (iii) any other Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $200,000. For purposes of determining the amount of Material Indebtedness at any time, (a) undrawn committed or available amounts shall be included, and (b) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included.

“Maturity Date” shall mean the earlier of (a) the date on which the maturity of the Obligations is accelerated and the Revolving Loan Commitment is terminated pursuant to the terms of this Agreement and (b) May 24, 2026.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Net Income” shall mean, with respect to any period, before gains or losses from non-controlling entities, the amount shown opposite the caption “Net Income” or a similar caption on the financial statements of the applicable Person prepared in accordance with GAAP.

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“Net Proceeds” means:

(a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any extraordinary receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received), over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Lender’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), and (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates)); and

(b) with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction, over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Obligations” means all loans (including the Revolving Loans), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities, obligations, fees, expenses (and any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by any Loan Document and whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due, and all other expenses or other amounts that any Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents. Without limiting the generality of the foregoing, the Obligations include the obligation to pay (i) the principal of the Revolving Loans, (ii) interest accrued on the Revolving Loans, (iii) Lender Expenses, (iv) fees payable under any Loan Document, and (v) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations of the Obligations, both prior and subsequent to any Insolvency Proceeding.

“Obligor” shall mean each Loan Party, any accommodation endorser, third party pledgor, or any other party liable with respect to the Obligations or any portion thereof.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“One Month Term SOFR” means, for any day (each, a “One Month SOFR Date”), the Term SOFR Reference Rate for a one (1) month period, as such rate is published by the Term SOFR Administrator on the day (each such day, a “SOFR Determination Day”) that is two U.S. Government Securities Business Days before such One Month SOFR Date; provided, however, that if that (i) if as of 5:00 p.m. (New York City time) on any SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then One Month Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such SOFR Determination Day and (ii) if One Month Term SOFR determined as provided above (including pursuant to clause (i) of this proviso) would be less than 1.00%, then One Month Term SOFR shall be deemed to be 1.00%. Each determination of One Month Term SOFR shall be made by Lender and shall be conclusive in the absence of manifest error.

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“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the control or management of such Person. For the purpose hereof, the term “control” shall mean the possession of the power to direct, or cause the direction of, the management and policies of a Person by contract or voting of securities or ownership interests.

“Other Taxes” shall mean any present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies which arise from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents.

“Overadvance” means a Revolving Loan to the extent that, immediately after its having been made, the aggregate outstanding principal balance of all Revolving Loans exceeds the Revolving Loan Availability.

“Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, the following:

(a) as of the date of any such transaction or payment, and after giving effect thereto, no Event of Default shall exist;

(b) as of the date of any such transaction or payment, and after giving effect thereto, the Excess Availability for the immediately preceding 30 consecutive day period shall be not less than $1,000,000 and after giving effect to the transaction or payment, on a pro forma basis using the most recent calculation of the Borrowing Base Amount immediately prior to any such payment or transaction, Excess Availability shall be not less than such amount;

(c) Lender shall have received not less than ten (10) Business Days’ prior written notice of the proposed payment or transaction (or such shorter period as determined by Lender) and such information with respect thereto as Lender may reasonably request, including (i) the proposed date and amount of the payment and (ii) a description of the transaction or event giving rise to such payment and the proposed date of the consummation of such payment or transaction; and

(d) Lender shall have received a certificate of a Responsible Officer of Borrowers certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby.

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“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or to which any Loan Party contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Permits and Licenses” shall mean any permit, approval, authorization, certification, license, consent, exemption, variance, registration, accreditation or permission required from or issued or granted by a Governmental Authority under any applicable Laws or any accrediting organization.

“Permitted Acquisition” means any Acquisition so long as:

(a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual;

(b) no Indebtedness will be incurred, assumed, or would exist with respect to any Loan Party as a result of such Acquisition other than deferred payment obligations permitted by this definition and no Liens will be incurred, assumed, or would exist with respect to the assets of any Borrower or its Subsidiaries as a result of such Acquisition other than Permitted Liens;

(c) the Person to be acquired pursuant to the proposed Acquisition shall have a positive EBITDA, calculated in accordance with GAAP for the trailing twelve month period immediately prior to such acquisition, subject to adjustments acceptable to Lender in its Permitted Discretion;

(d) Loan Parties have provided Lender with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions created by adding the historical combined financial statements of Loan Parties (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition, each Borrower and its Subsidiaries (i) would have been in compliance with the financial covenants in Section 8 of the Agreement for the month ended immediately prior to the proposed date of consummation of such proposed Acquisition (to be tested as such covenants would be tested during a Financial Covenant Reporting Trigger Period), and (ii) are projected to be in compliance with the financial covenants in Section 8 for the month ended one year after the proposed date of consummation of such proposed Acquisition (to be tested as such covenants would be tested during a Financial Covenant Reporting Trigger Period);

(e) Loan Parties have provided Lender with their due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the 1 year period following the date of the proposed Acquisition, on a month by month basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Lender;

(f) Borrowers shall have Excess Availability in an amount equal to or greater than $2,500,000 on a pro-forma basis for the 30 day period immediately preceding the date of the proposed Acquisition and immediately after giving effect to the consummation of the proposed Acquisition;

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(g) Loan Parties have provided Lender with written notice of the proposed Acquisition at least 15 Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than 5 Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the Acquisition Agreement and other material documents relative to the proposed Acquisition, which agreement and documents must be reasonably acceptable to Lender,

(h) the assets being acquired (other than a de minimis amount of assets in relation to Loan Parties’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of Loan Parties or a business reasonably related thereto,

(i) the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or the Person whose Stock is being acquired is organized in a jurisdiction located within the United States,

(j) the subject assets or Equity Interests, as applicable, are being acquired directly by a Loan Party, and, in connection therewith, such Loan Party shall have complied with Section 7.4 or 6.15, as applicable, of this Agreement and, in the case of an acquisition of Stock, such Loan Party shall have demonstrated to Lender that the new Loan Parties have received consideration sufficient to make the joinder documents binding and enforceable against such new Loan Parties, and

(k) the purchase consideration payable (i) at closing in respect of all Permitted Acquisitions (including the proposed Acquisition) shall not exceed $2,000,000 in the aggregate and (ii) as deferred payment obligations in respect of all Permitted Acquisitions (including the proposed Acquisition) shall not exceed $8,000,000 in the aggregate and such deferred payment obligations shall be on terms and conditions satisfactory to Lender, except, that, if the purchase price and all other consideration required for an Acquisition is funded fully with the proceeds of a cash equity contribution by the Permitted Holders to the Loan Parties in conjunction with such Acquistion, such Acquisition shall be a Permitted Acquisition without requiring the Loan Parties’ compliance with clauses (e) and (j) above.

“Permitted Discretion” means a determination made in the exercise of commercially reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Disposition” shall mean:

(a) Dispositions of Inventory in the ordinary course of business

(b) Dispositions of obsolete, worn out, no longer useful or surplus equipment or property in the ordinary course of business;

(c) Dispositions resulting from any casualty or other insured damage to, any property or asset;

(d) granting of non-exclusive licenses or sublicenses of a Loan Party’s Intellectual Property in the ordinary course of business in a manner that does not interfere in any material respect with the business of such Loan Party, provided that the proceeds of any such license or sublicense shall be deposited into the Lockbox in accordance with Section 4.2;

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(e) licenses, sublicenses, and Dispositions of Intellectual Property that is not material or useful to, or used by, any Loan Party, including the lapse or abandonment of any such Intellectual Property or expiration of Intellectual Property in accordance with its statutory term, and licenses of Intellectual Property, provided that the proceeds thereof shall be deposited into the Lockbox in accordance with Section 4.2;

(f) the granting of Permitted Liens;

(g) the Disposition or discount, in each case without recourse, of Accounts (other than Eligible Accounts) arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(h) any involuntary loss, damage or destruction of property;

(i) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(j) the making of Restricted Payments that are expressly permitted to be made pursuant to this Agreement;

(k) the lapse, abandonment or other Disposition of Intellectual Property and other Intellectual Property rights that are not material and are no longer used or useful in any material respect in the business of a Loan Party and do not appear on and are not otherwise affixed to or incorporated in any inventory or necessary in connection with the books and records of a Loan Party or do not have any material value; and

(l) the making of Permitted Investments;

(m) Dispositions from one Loan Party to another; and

(n) Dispositions of other property in an aggregate amount not to exceed $100,000 during any fiscal year; provided that (i) no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom, (ii) such Disposition or series of related Dispositions pursuant to this clause (m) shall not constitute a Disposition of all or substantially all of the assets of any Loan Party, (iii) the Net Proceeds of such Disposition shall be applied to the Obligations, (iv) not less than 75% of the consideration payable to any Loan Party and its Subsidiaries in connection with any such Disposition is in the form of cash or Cash Equivalents; (v) the consideration payable to any Loan Party and its Subsidiaries in connection with any such Disposition is equal to the fair market value of such property, and (vi) concurrently with the consummation of such Disposition, a Responsible Officer of the applicable Loan Party shall deliver to the Lender a certificate executed by such Responsible Officer certifying as to the accuracy of the foregoing conditions.

“Permitted Holders” means Ross Sklar.

“Permitted Indebtedness” means each of the following as long as no Default or Event of Default would arise from the incurrence thereof:

(a) the Obligations;

(b) Indebtedness for taxes, assessments, municipal or other governmental charges;

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(c) obligations of any Loan Party for accounts payable, other than for money borrowed, incurred in the ordinary course of business and payable in accordance with customary trade practices;

(d) Indebtedness existing on the Closing Date which is disclosed on Schedule 6.1;

(e) Indebtedness (including under any Capitalized Lease Obligations) arising after the Closing Date to the extent secured by Liens on equipment or Real Estate acquired (or deemed to be acquired) after the Closing Date in an aggregate outstanding principal amount not to exceed $500,000 at any time; provided, that, (i) such Liens do not apply to any property of a Loan Party other than specific items of Equipment or Real Estate, (ii) the Indebtedness secured thereby does not exceed the cost of the applicable Equipment or Real Estate, as the case may be and (iii) as of the date any such Indebtedness is incurred and after giving effect thereto, no Event of Default shall exist;

(f) Subordinated Debt in an aggregate principal amount not exceeding $2,500,000, so long as such Subordinated Debt is subject to the terms of a Subordination Agreement;

(g) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case, incurred in the ordinary course of business;

(h) Indebtedness of a Loan Party in respect of bid, payment and performance bonds, workers’ compensation claims, unemployment insurance, health, disability and other employee benefits or property, casualty or liability insurance, or guarantees of the foregoing types of Indebtedness, in the ordinary course of business and consistent with current practices as of the Closing Date;

(i) Indebtedness with respect to financial accommodations of the nature relating to cash management, and other Indebtedness in respect of treasury, depositary, cash management and netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements or otherwise in connection with securities accounts and deposit accounts, in each case, in the ordinary course of business;

(j) Indebtedness in the form of security deposits made in the ordinary course of business;

(k) Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), or any cash management or related services;

(l) Indebtedness consisting of unpaid insurance premiums (not in excess of one (1) year’s premiums) owing to insurance companies and insurance brokers incurred in connection with the financing of insurance premiums in the ordinary course of business, so long as Lender has received written notice of such financing and the obligee under such financing has agreed to provide Lender with at least thirty (30) days written notice prior to terminating the applicable insurance;

(m) Indebtedness owed by one Loan Party to another Loan Party arising out of a Permitted Investment;

(n) unsecured Indebtedness incurred after the Closing Date and not otherwise specifically described in this definition so long as each of the following conditions is satisfied: (i) such Indebtedness shall have a maturity date that is at least 91 days after the Maturity Date, and (ii) the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $500,000;

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(o) Indebtedness arising out of deferred payment obligations pursuant to a Permitted Acquisition; and

(p) Permitted Refinancings of the Indebtedness permitted in clauses (a) through (o) above.

“Permitted Investments” shall mean:

(a) So long as no Default or Event of Default exists immediately before or after giving effect thereto, Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries;

(b) guarantees constituting Permitted Indebtedness;

(c) Investments in direct obligations of the United States;

(d) Investments in certificates of deposit issued by any financial institution with assets greater than One Hundred Million Dollars ($100,000,000);

(e) Investments in Prime Commercial Paper (for purposes hereof, Prime Commercial Paper shall mean short-term unsecured promissory notes sold by large corporations and rated A-1/P-1 by Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., and Moody’s Investment Service, Inc.);

(f) Investments consisting of cash or Cash Equivalents;

(g) loans or advances made by a Borrower to its employees on an arms-length basis in the ordinary course of business or consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $50,000 at any time outstanding;

(h) notes payable by Account Debtors to a Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts permitted pursuant to the terms of this Agreement;

(i) Investments received in connection with any Permitted Disposition to the extent such Permitted Disposition was made for fair value and for at least 75% cash consideration;

(j) advances made in connection with purchases of goods or services in the ordinary course of business;

(k) Investments received in settlement of amounts due to any Loan Party effected in the ordinary course of business or owing to any Loan Party as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party;

(l) Investments constituting deposits described in clauses (h) and (i) of the definition of the term “Permitted Liens”;

(m) Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims;

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(n) Investments consisting of Capital Expenditures permitted by this Agreement

(o) loans or advances made by a Loan Party to another Loan Party in the ordinary course of business; and

(p) Permitted Acquisitions.

“Permitted Liens” shall mean:

(a) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet past due, or (ii) do not have priority over the Liens of Lender and the underlying taxes, assessments, or charges or levies are being contested in good faith by appropriate proceedings diligently pursued and available to a Loan Party, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien and with respect to which adequate reserves have been set aside on its books in accordance with GAAP;

(b) Liens or charges incidental to the conduct of any Loan Party’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of an advance or credit, and which do not in the aggregate materially detract from the value of the Collateral or impair the use thereof in the operation of such Loan Party’s business;

(c) judgment Liens in connection with court proceedings that do not constitute an Event of Default; provided, that, (i) such Liens are being contested in good faith by appropriate proceedings diligently pursued and available to a Loan Party, in each case prior to the commencement of foreclosure or other similar proceedings, which proceedings (or orders entered in connection with such proceeding) have the effect of preventing the forfeiture or sale of the property subject to any such Lien, and (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested;

(e) Liens granted to secure Indebtedness that are subordinated to the Liens granted to Lender in a manner acceptable to Lender;

(f) Liens granted to the Lender hereunder;

(g) purchase money liens and Capital Leases and other equipment financing in an amount not in excess of the amount set forth in clause (e) of the definition of “Permitted Indebtedness”;

(h) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(i) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(j) Liens securing the financing of insurance premiums so long as not in respect of any Accounts, Inventory or Equipment;

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(k) with respect to any Real Estate, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof;

(l) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;

(m) rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(o) Liens over cash collateral (and any deposit accounts solely containing such cash collateral) in connection with letters of credit, surety and performance bonds and similar instruments in the ordinary course of business which qualify as Permitted Indebtedness, not in excess of 105.00% of the aggregate face amount of all such letters of credit, surety and performance bonds and similar instruments; and

(p) Liens existing on the Closing Date which are disclosed on Schedule 6.2.

“Permitted Overadvance Amount” shall mean $1,500,000; provided, that, commencing on June 1, 2024 and on the first day of each month thereafter, the Permitted Overadvance Amount shall be permanently reduced by $125,000.

“Permitted Refinancing” means, with respect to any Person, any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premiums thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) the weighted average life to maturity of such Permitted Refinancing is greater than or equal to the weighted average life to maturity of the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Loan Parties as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing shall have direct or indirect obligors who were not also obligors of the Indebtedness being Refinanced, or greater guarantees or security, than the Indebtedness being Refinanced, (e) such Permitted Refinancing shall either be unsecured or secured by liens having the same priority, and subject to any applicable subordination terms, as existing liens securing the Indebtedness being Refinanced, (f) such Permitted Refinancing shall be otherwise on terms not materially less favorable to the Loan Parties than those contained in the documentation governing the Indebtedness being Refinanced, including, without limitation, with respect to financial and other covenants and events of default, (g) the interest rate applicable to any such Permitted Refinancing shall not exceed the then applicable market interest rate, and (h) at the time thereof, no Default or Event of Default shall have occurred and be continuing.

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“Permitted Tax Distributions” shall mean, with respect to the Loan Parties so long as it is taxable as an S Corporation, partnership or disregarded entity for United States federal income tax purposes, tax distributions to the owners of Equity Interests in a Borrower (its “shareholders”) in an aggregate amount that does not exceed, with respect to any period, an amount equal to (i) the product of (A) the Applicable Tax Percentage, multiplied by (B) the sum of (1) the aggregate amount of income taxable to a Borrower’s shareholders as listed on Form 1120S Schedule K-1 or other similar form pursuant to the Code, including but not limited to Sub-Chapter S of the Code (collectively “Sub-Chapter S”), plus (2) an amount, if any, to ensure that the Permitted Tax Distribution paid to all shareholders are proportionate to their relative stock ownership of a Borrower, in compliance with Sub-Chapter S, minus (ii) to the extent not previously taken into account, any income tax benefit attributable to a Borrower which could be utilized by its shareholders, in the current or any prior year, or portion thereof, from and after the Closing Date (including any tax losses or tax credits), computed at the Applicable Tax Percentage of the year that such benefit is taken into account for purposes of this computation

“Person” shall mean any individual, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

“Prime Rate” shall mean the floating per annum rate of interest which at any time, and from time to time, shall be as published in The Wall Street Journal’s “Bonds, Rates and Yields Table”. If publication of The Wall Street Journal and/or The Wall Street Journal’s “Bonds, Rates and Yields Table” is discontinued, the Lender, in its Permitted Discretion, shall designate another daily financial or governmental publication of national circulation to be used to determine the Prime Rate. The Lender shall not be obligated to give notice of any change in the Prime Rate.

“Prime Rate Loan” means a Revolving Loan that bears interest at a rate based on the Prime Rate.

“Real Estate” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned, leased, occupied, or utilized by way of contract by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Reserves” means any and all reserves which the Lender deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for past due accounts payable, reserves for accrued and unpaid interest on the Obligations, volatility reserves, reserves for no more than three months’ rent and all other charges at locations leased by a Borrower and for consignee’s, warehousemen’s and bailee’s charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for freight forwarder’s and customs broker’s charges, reserves for processors and copackers, customs duty and shipping charges related to any Inventory in transit, reserves for contingent liabilities of Borrower, reserves for uninsured losses of Borrower, reserves for uninsured, underinsured, unindemnified or under-indemnified liabilities or potential liabilities with respect to any litigation, reserves for Taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party. Notwithstanding anything herein to the contrary, Reserves shall not duplicate eligibility criteria contained in the definition of Eligible Accounts or Eligible Inventory.

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“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Lender by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder; provided, that, in each case the Lender shall have received satisfactory background checks with respect to each such person to the extent requested or required by Lender. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any (a) dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of a Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of a Loan Party, or payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of a Loan Party, or any setting apart of funds or property for any of the foregoing, or (b) the payment by a Loan Party of any management, advisory or consulting fee to any Person or the payment of any extraordinary salary, bonus or other form of compensation to any Person who is directly or indirectly a significant partner, shareholder, owner or executive officer of any such Person, to the extent such extraordinary salary, bonus or other form of compensation is not included in the corporate overhead of a Loan Party.

“Revolving Loan” and “Revolving Loans” shall mean, respectively, each direct advance and the aggregate of all such direct advances, from time to time made by the Lender to the Borrowers under and pursuant to this Agreement, as set forth in Section 2.1 of this Agreement.

“Revolving Loan Availability” shall mean, at any time, an amount equal to the lesser of (a) the Revolving Loan Commitment Amount, or (b) the Borrowing Base Amount.

“Revolving Loan Commitment” means the commitment of Lender to make Revolving Loans or otherwise provide any credit or services to a Borrower under this Agreement.

“Revolving Loan Commitment Amount” $12,500,000, subject to any increase as contemplated under Section 2.13.

“Sanctioned Country” shall mean (a) a country, region, territory or a government of a country or territory, (b) an agency of the government of a country, region or territory, or (c) an organization directly or indirectly owned or controlled by a country, region, territory or its government, that is subject to Sanctions.

“Sanctioned Person” shall mean (a) a Person named on the list of “Specially Designated Nationals” or any other Sanctions related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) and Person otherwise subject to any Sanctions.

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“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) His Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority with jurisdiction over Lender or any Loan Party or any of their respective Subsidiaries or Affiliates.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan that bears interest at a rate based on One Month Term SOFR.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including Contingent Liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable Laws relating to voidable transfers, fraudulent transfers and conveyances. For purposes of this definition, the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such Contingent Liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Subordinated Debt” means any Indebtedness of any Loan Party incurred from time to time that is subordinated in right of payment to the Obligations and is subject to a subordination agreement in form and substance satisfactory to Lender, and is otherwise on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Lender.

“Subordination Agreement” means a subordination agreement in form and substance acceptable to Lender, among Lender, the holder of any Indebtedness, and the other parties thereto.

“Subsidiary” and “Subsidiaries” shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which any Loan Party owns directly or indirectly fifty percent (50.00%) or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation, (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity, or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“UCC” means the Uniform Commercial Code and any successor statute as in effect from time to time in the State of Illinois or in any other state, the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfinanced Capital Expenditures” means Capital Expenditures (a) not financed with the proceeds of any incurrence of Indebtedness (other than the incurrence of any Revolving Loans), the proceeds of any sale or issuance of Equity Interests or equity contributions, the proceeds of any asset sale (other than the sale of inventory in the ordinary course of business), or any insurance proceeds, and (b) that are not reimbursed by a third Person (excluding any Loan Party or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement.

“Unused Line Fee” shall have the meaning set forth in Section 2.3.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Voidable Transfer” shall have the meaning set forth in Section 11.20.

1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to the Lender pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the financial statements of the Loan Parties on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to the Lender hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of the Loan Parties will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, each Loan Party will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by the Loan Parties’ accountants.

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1.3 Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined in this Agreement shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein; provided, that, to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.

1.4 Other Definitional Provisions; Construction. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Borrower” shall be so construed. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall” and vice-versa. An Event of Default shall be deemed to “exist,” “continue” or be “continuing” until such Event of Default has been cured or waived in accordance with Section 11.3 hereof. References in this Agreement to any party shall include such party’s successors and permitted assigns. References to any “Section” shall be a reference to such Section of this Agreement unless otherwise stated. To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, supplemented, extended, renewed, restated or replaced (subject to any restrictions on such amendments, supplements or modifications set forth in any Loan Document). Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Section headings in any Loan Document are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. Any capitalized term used in any schedule or exhibit to this Agreement shall have the meaning assigned to such term herein, unless otherwise defined in such schedule or exhibit. Each Loan Party shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Lender under any Loan Document. Any reference to an obligation of a Borrower or a Loan Party or to Borrowers or Loan Parties, or to any Borrower or any Loan Party, as the case may be, shall mean that each Borrower or each Loan Party, as the case may be, is jointly and severally liable with each other Borrower or Loan Party in respect of such obligation.

1.5 Divisions. For all purposes under the Loan Documents, in connection with any Division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized or acquired on the first date of its existence by the holders of its Equity Interests at such time.

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1.6 Rounding. Any financial ratios required to be maintained by Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.7 Drafting Ambiguities. Each Loan Party acknowledges and agrees that its counsel reviewed and participated in the preparation and negotiation of the Loan Documents and that any rule of construction to the effect that ambiguities are to be resolved against Lender as the drafting party shall not be applicable in the interpretation of the Loan Documents.

1.8 Time References. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.9 Satisfaction, Repayment, or Payment in Full. Satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment of the full amount in cash of the principal and accrued and unpaid interest with respect to the Revolving Loans, (b) the payment of the full amount in cash of all fees, charges and expenses that have accrued and are unpaid regardless of whether payment has been demanded or is otherwise due, (c) the delivery to Lender of cash collateral, or at Lender’s option, a letter of credit payable to Lender issued by a bank acceptable to Lender and in form and substance satisfactory to Lender, in either case, in respect of contingent Obligations for which a claim has been asserted or demand for payment has been made at such time or with respect to matters or circumstances known to Lender at the time, and which Lender reasonably expects could result in any loss, cost, damage or expense (including attorneys’ fees and legal expenses) to Lender for which Lender would be entitled to indemnification by a Loan Party hereunder, (d) the termination of the Lender’s commitment to provide Revolving Loans and other extensions of credit and the financing arrangements provided by Lender to each Borrower hereunder, and (e) Lender’s receipt of a written agreement, duly executed and delivered by the Loan Parties whereby the Loan Parties release Lender and each other Indemnified Party from any and all any and all past and then-present actions, causes of action, demands, suits, liabilities, Liens, lawsuits, damages, or other claims of any kind or nature whatsoever arising in connection with this Agreement and the Loan Documents. The Loan Parties acknowledge and agree that there are obligations secured under this Agreement for purposes of Section 9-513 of the UCC until all requirements set forth in this Section 1.9 have been satisfied or waived by the Lender.

2. COMMITMENT OF THE LENDER.

2.1 Revolving Loans.

(a) Revolving Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Loan Parties set forth herein and in the other Loan Documents, the Lender agrees to make such Revolving Loans at such times as the Borrowers may from time to time request until, but not including, the Maturity Date, and in such amounts as the Borrowers may from time to time request; provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability. Revolving Loans made by the Lender may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Maturity Date unless the Revolving Loans are otherwise terminated or extended as provided in this Agreement.

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(b) Reserves. The Lender shall have the right, at any time and from time to time after the Closing Date in its Permitted Discretion to establish, modify or eliminate Reserves in respect of the Borrowing Base Amount and/or the Revolving Loan Commitment Amount.

(c) Protective Advances. The Lender is authorized by the Borrowers, from time to time in the Lender’s sole discretion (but shall have absolutely no obligation to), to make Revolving Loans to the Borrowers, which the Lender deems necessary or desirable to (i) preserve or protect all or any portion of the Collateral, and/or (ii) enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other Obligations (any of such Revolving Loans are herein referred to as “Protective Advances”). Protective Advances may be made even if the conditions precedent set forth in Section 3.2 of this Agreement have not been satisfied and even if any such Protective Advance would constitute an Overadvance. The Protective Advances shall be secured by the Liens in favor of the Lender in and to the Collateral and shall constitute Obligations hereunder. The making of a Protective Advance on any one occasion shall not obligate the Lender to make any Protective Advance on any other occasion.

(d) Borrowing Procedures. Each of the Revolving Loans shall be made available to the Borrowers upon written request from a Responsible Officer of the Administrative Borrower. A request for a Revolving Loan must be received by no later than 10:00 a.m. Chicago, Illinois time, on the day it is to be funded. The proceeds of each Revolving Loan shall be made available at the office of the Lender by credit to the account of the Borrowers or by other means requested by the Administrative Borrower and acceptable to the Lender. The Lender is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan requests which the Lender believes in its good faith judgment to emanate from a Responsible Officer of the Administrative Borrower or any of the Borrowers, whether or not that is in fact the case. Each Borrower does hereby irrevocably confirm, ratify and approve all such advances by the Lender and does hereby indemnify the Lender against losses and expenses (including court costs, attorneys’ and paralegals’ fees) and shall hold the Lender harmless with respect thereto.

2.2 Interest.

(a) Interest Rate. Subject to Section 2.2(b), Section 2.9, and Section 2.10, (i) each SOFR Loan shall accrue interest at a rate per annum equal to One Month Term SOFR plus the Applicable Margin, and (ii) each Prime Rate Loan shall accrue interest at a rate per annum equal to the Prime Rate plus the Applicable Margin; provided, that, the Applicable Margin for any SOFR Loan or Prime Loan or portion thereof based on the Permitted Overadvance Amount shall be increased by an additional two percent (2.00%) per annum.

(b) Default Interest. From and after maturity, whether at stated maturity, by acceleration or otherwise, and after the occurrence and during the continuance of an Event of Default, at the option of Lender, interest on the outstanding principal balance of the Revolving Loans shall accrue at the Default Rate from the date of the applicable Event of Default and shall be payable upon demand from the Lender.

(c) Interest Accrual. Interest shall accrue from the date a Revolving Loan is made or an Obligation is incurred, as applicable.

(d) Interest Computation. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed.

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(e) Maximum Lawful Rate. In no event shall the interest rate or rates payable under any Loan Document, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any Law that a court of competent jurisdiction shall, in a final determination, deem applicable. If at any time the interest rate set forth in any of the Loan Documents exceeds the maximum interest rate allowable under applicable Law, the interest rate will be deemed to be such maximum interest rate allowable under applicable Law.

(f) Term SOFR Conforming Changes. In connection with the use or administration of One Month Term SOFR, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Lender will promptly notify the Borrowers of the effectiveness of any Conforming Changes in connection with the use or administration of One Month Term SOFR.

2.3 Fees.

(a) Closing Fee. Borrowers shall pay to Lender a non-refundable closing fee for the Revolving Loans in the amount of $125,000 (“Closing Fee”) due and payable in full on the Closing Date. The Closing Fee shall be due and payable on or before the execution of this Agreement by the Loan Parties. The Closing Fee shall be deemed fully earned on the date of the initial Revolving Loan. The Closing Fee shall not be refundable for any reason.

(b) Unused Line Fee. For any calendar month that the average outstanding principal balance of the Revolving Loans is less than the Revolving Loan Commitment Amount as determined by Lender, Borrowers shall pay Lender an unused line fee in an amount equal to 0.375% per annum on the difference between the Revolving Loan Commitment Amount and the average outstanding principal balance of the Revolving Loans for such month (“Unused Line Fee”). The Unused Line Fee as to each month shall be due and payable by Borrowers, if applicable, on the first day of the immediately following month.

(c) Exit Fee. As further consideration for the Revolving Loans, at such time as the Revolving Loan Commitment is terminated, whether by acceleration of the Maturity Date, by the voluntary prepayment in full of the Obligations and termination from the Borrower, by Lender upon the occurrence of an Event of Default, or upon the happening of any other event resulting in the payment of the outstanding principal balance of the Revolving Loans and termination of the Revolving Commitment prior to the Maturity Date, Borrowers shall pay to Lender, in addition to the outstanding principal balance, accrued interest and other amounts due hereunder, a fee (“Exit Fee”) calculated as follows:

(i) If the Revolving Loan Commitment is terminated before the first anniversary of the Closing Date, the Exit Fee shall equal two percent (2.00%) of the Revolving Loan Commitment Amount; and

(ii) If the Revolving Loan Commitment is terminated during on or after the first anniversary of the Closing Date and before the second anniversary of the Closing Date, the Exit Fee shall equal one percent (1.00%) of the Revolving Loan Commitment Amount.

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2.4 Payments.

(a) Generally. All payments by a Borrower shall be made to the Loan Account (or such other deposit account as Lender may designate in writing to a Borrower from time to time) and each payment shall be made in immediately available funds, no later than 2:00 p.m. on the date specified in this Agreement. Any payment received by Lender after 2:00 p.m. shall be deemed to have been received (unless Lender, in its discretion, elects to credit it on the date received) on the following Business Day. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

(b) Interest Payments. Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans and other Obligations, outstanding from time to time, shall be due and payable monthly, in arrears, commencing on June 1, 2024 and continuing on the first day of each calendar month thereafter. All accrued and unpaid interest shall be due and payable on the Maturity Date.

(c) Principal Payments. The principal amount of all Revolving Loans shall be due and payable on the Maturity Date, unless payable sooner pursuant to the provisions of this Agreement.

(d) Fees. Borrowers shall (i) pay all fees due under Section 2.3 of this Agreement on the dates specified in Section 2.3 and (ii) pay all other fees due under any other provision of this Agreement or any other Loan Document on the dates provided in the applicable provision (or, if no such date is provided, on the first day of the calendar month following the date on which any such fee is incurred).

(e) Lender Expenses; Indemnification Payments. Borrowers shall pay to Lender the Lender Expenses and indemnification obligations owed by Borrowers under any other indemnification provisions of the Loan Documents on the earlier of (a) the first day of the calendar month following the date on which the applicable Lender Expenses and/or indemnification obligations were incurred, or (b) the date on which demand therefor is made by Lender (it being acknowledged and agreed that any charging of such costs, expenses, Lender Expenses, or indemnification obligations to the Loan Account shall be deemed to constitute a demand for payment thereof for the purposes hereof). Borrowers agree that their obligations to pay all Lender Expenses and indemnification obligations contained in this Agreement shall survive payment in full of all other Obligations and termination of the Revolving Loan Commitment.

(f) Payment of all Obligations on Maturity Date. For the avoidance of doubt, all Obligations shall be due and payable in full on the Maturity Date.

(g) Optional Prepayments. Borrowers shall have the right to prepay the principal amount of any Revolving Loan at any time in whole or in part, without premium or penalty, other than the Exit Fee, if applicable.

(h) Mandatory Prepayments. In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceeds the Revolving Loan Availability, the Borrowers shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess.

(i) Crediting Payments. Lender shall be entitled to charge Borrowers for three (3) calendar days of “clearance” at the interest rate then applicable under Section 2.2(a) on all collections that are received in the Lockbox or received by Lender or received by or on behalf of Borrowers and forwarded to Lender pursuant to the terms of this Agreement. This across-the-board three (3) calendar days clearance charge on all collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers; the effect of such clearance charge being the equivalent of charging interest on such collections through the period ending three (3) calendar days after the receipt thereof. If any payment to be made by the Borrowers under this Agreement shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. Notwithstanding anything to the contrary contained herein, the final payment due under the Revolving Loans must be made by wire transfer or other immediately available funds. All payments made by any Loan Party hereunder or under any of the Loan Documents shall be made without setoff, counterclaim or other defense.

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(j) Loan Account; Discretionary Promissory Note. The Obligations, including, without limitation, all Revolving Loans, interest, fees, costs and expenses owed by Borrowers under the Loan Documents shall be evidenced by one or more accounts or records maintained by the Lender (the “Loan Account”) in the ordinary course of business. The accounts or records maintained by Lender shall be conclusive absent manifest error of the amount of the Obligations and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by Borrowers and the accounts and records of the Lender in respect of such matters, the accounts and records of the Lender shall control in the absence of manifest error. Upon the request of Lender, the Borrowers shall execute and deliver to Lender a promissory note, in form and substance acceptable to Lender, which shall evidence the Revolving Loan Commitment, in addition to such accounts or records. Each Lender may attach schedules to such promissory note and endorse thereon the date, amount and maturity of the Revolving Loans and payments with respect thereto. Upon receipt of an affidavit of Lender as to the loss, theft, destruction or mutilation of any such promissory note, the Borrowers will issue, in lieu thereof, a replacement promissory note in favor of Lender, in the same principal amount thereof and otherwise of like tenor.

(k) Authorization to Charge Loan Account. Lender shall, at any time in its sole discretion and without notice to Borrower, make a Revolving Loan in the amount of (i) any monthly payment of interest due under this Agreement, (ii) the Closing Fee, the Unused Line Fee and the Exit Fee, (iii) all Lender Expenses and/or (iv) any other fees, costs and expenses due and owing Lender under this Agreement or any of the Loan Documents, and apply the proceeds thereof to the applicable interest payment, fees, charges or expenses. In furtherance of the foregoing, each Borrower hereby irrevocably requests that Lender, and acknowledges and agrees that Lender is hereby authorized to, (A) make a Revolving Loan for the purpose of paying each payment of principal, interest, fees, expenses and other amounts as it becomes due under any Loan Document and agrees that all such amounts charged shall constitute Revolving Loans and (B) charge any deposit account of any Borrower subject to a Lien in favor of Lender for each payment of principal, interest, fees, expenses and other amounts due under any Loan Document.

2.5 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b) Without limiting the provisions of clause (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

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(c) The Loan Parties shall indemnify the Lender, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Administrative Borrower by the Lender shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, Administrative Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e) If the Lender determines, in its Permitted Discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrowers, upon the request of the Lender, agrees to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

(f) The agreements in this Section shall survive the satisfaction and payment of the Obligations and the termination of the Revolving Loan Commitment and/or this Agreement.

2.6 Use of Proceeds. Borrowers shall use the proceeds of the Revolving Loans to (a) pay interest, fees, costs, and expenses due to Lender under this Agreement; (b) pay outstanding secured Indebtedness, (c) pay outstanding Indebtedness owing to Ross Sklar, (d) make Permitted Tax Distributions; (e) make payments on Subordinated Debt permitted by this Agreement, and (f) for general working capital needs.

2.7 All Revolving Loans to Constitute Single Obligation. The Revolving Loans shall constitute one general joint and several obligation of the Borrowers and shall be secured by Lender’s priority security interest in and Lien upon all of the Collateral and by all other security interests, Liens, claims and encumbrances heretofore, now or at any time or times hereafter granted by the Loan Parties to Lender.

2.8 Illegality; Inability to Determine Rates. Notwithstanding anything to the contrary contained herein, subject to the occurrence of a Benchmark Transition Event, if (a) Lender determines that any Law has made it unlawful, or any Governmental Authority has asserted that it is unlawful, for Lender to make or maintain a SOFR Loan or to maintain the Revolving Loan Commitment with respect to a SOFR Loan, or to determine or charge interest rates based on One Month Term SOFR or (b) Lender determines in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (i) One Month Term SOFR cannot be determined pursuant to the definition thereof, or (ii) adequate and fair means do not exist for ascertaining the interest rate applicable to SOFR Loans on the basis provided for in the definition of One Month Term SOFR, then Lender shall give prompt notice thereof to a Borrower and may (A) declare that SOFR Loans will not thereafter be made by Lender, such that any request for a SOFR Loan from Lender shall be deemed to be a request for a Prime Rate Loan unless Lender’s declaration has been withdrawn (and it shall be withdrawn promptly upon the cessation of the circumstances described in clause (a) or (b) above) and (B) require that all outstanding SOFR Loans made by Lender be converted to Prime Rate Loans immediately, in which event all outstanding SOFR Loans shall be so converted and all Obligations (except for the undrawn amount of any issued and outstanding letters of credit) shall bear interest at the Prime Rate in effect from time to time, plus the Applicable Margin.

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2.9 Increased Costs. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement), special deposit, compulsory loan, insurance charge or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended or participated in by, Lender;

(b) subject Lender to any Taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto of any kind whatsoever with respect to any Loan Document or any SOFR Loan made by it, or change the basis of taxation of payments to Lender in respect thereof; or

(c) impose on Lender any other condition, cost or expense affecting this Agreement or SOFR Loans;

and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining any SOFR Loan (or of maintaining its obligation to make any such Revolving Loan), or to increase the cost to Lender or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or any other amount) then, upon request of Lender, each Borrower will pay to Lender, such additional amount or amounts as will compensate Lender, as the case may be, for such additional costs incurred or reduction suffered.

2.10 Capital Requirements. If Lender determines that any Change in Law affecting Lender or any lending office of Lender or Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Loan Commitment or the Revolving Loans, to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy), then from time to time each Borrower will pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.

2.11 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Lender may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment will become effective at 5:00 p.m. on the fifth (5th) Business Day after Lender has provided such amendment to Borrowers without any further action or consent of any Loan Party.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any Loan Party.

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(c) Notices; Standards for Decisions and Determinations. Lender will promptly notify Borrowers of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Lender will notify the Borrowers of the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Lender pursuant to this Agreement, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in Lender’s sole discretion and without consent from any Loan Party, except, in each case, as expressly required pursuant to this Agreement.

(d) Benchmark Unavailability Period. Upon Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, Lender may (i) declare that SOFR Loans will not thereafter be made by Lender, such that any request for a SOFR Loan from Lender shall be deemed to be a request for a Prime Rate Loan and (ii) require that all outstanding SOFR Loans made by Lender be converted to Prime Rate Loans immediately, in which event all outstanding SOFR Loans shall be so converted and shall bear interest at the Prime Rate in effect from time to time, plus the Applicable Margin. The Prime Rate in effect from time to time plus the Applicable Margin shall replace the then-current Benchmark for any determination of interest hereunder or under any other Loan Document during a Benchmark Unavailability Period.

2.12 Extension of Applicable Maturity Date. Notwithstanding anything to the contrary or inconsistent contained herein, provided no Event of Default exists, the Maturity Date will automatically be extended for one (1) year if (a) the Administrative Borrower does not notify the Lender in writing on or before sixty (60) days prior to the Maturity Date or any subsequent extension thereof of its intent not to so extend the Maturity Date, or (b) the Lender does not notify the Administrative Borrower in writing on or before ninety (90) days prior to the Maturity Date or any subsequent extension thereof of its intent not to so extend the Maturity Date. If the Maturity Date is extended pursuant to this Section 2.12, Borrowers shall pay to Lender a renewal fee for each such extension in the amount of one percent (1.0%) of the Revolving Loan Commitment Amount, which shall be due and payable on or before the applicable Maturity Date.

2.13 Discretionary Increase in Commitment. Borrowers may request an increase in the Revolving Loan Commitment upon not less than sixty (60) days’ notice to Lender, as long as (a) the requested increase is in a minimum amount of $1,000,000 and is offered on the same terms as the existing Revolving Loan Commitment, and (b) total increases under this Section do not exceed $2,500,000 and no more than two (2) increases are made during the term of this Agreement. Within sixty (60) days after Borrowers’ request, Lender will notify Borrowers if and to what extent Lender commits to increase the Revolving Loan Commitment. Borrowers expressly acknowledge that Lender is not obligated to increase the Revolving Loan Commitment and any increase granted under this Section is in Lender’s sole and absolute discretion. If approved, and so long as the conditions set forth in Section 3.2 are satisfied at the time of such increase and after giving effect thereto, the Revolving Loan Commitment shall be increased by the approved amount on a date agreed upon by Lender. Borrowers agree to execute and deliver such documents and agreements as Lender deems appropriate to evidence the increase of the Revolving Loan Commitment.

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3. CONDITIONS OF BORROWING.

3.1 Conditions Precedent to Initial Revolving Loans. The obligation of Lender to make its initial Revolving Loan under this Agreement is subject to satisfaction (or waiver by Lender in Lender’s sole discretion) of the following conditions precedent:

(a) The Lender’s receipt of the following, each of which shall be originals, telecopies or other electronic image scan transmissions (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, or Lender, as applicable, each dated as of the Closing Date and each in form and substance satisfactory to the Lender:

(i) executed counterparts of this Agreement duly executed by each Loan Party;

(ii) Subordination Agreement(s) and/or intercreditor agreement(s) dated as of the date of this Agreement by and among Borrower, Lender and the holder of any Subordinated Debt or Permitted Indebtedness (as required by Lender), in the form prepared by and acceptable to Lender;

(iii) Control Agreements and Lockbox Agreements as required by Lender;

(iv) Pledge Agreements dated as of the date of this Agreement, pursuant to which Starco and Whipshots Holdings each pledge the Equity Interests owned by each party as Collateral;

(v) a Borrowing Base Certificate, certified as accurate by the Administrative Borrower and acceptable to the Lender in its sole discretion;

(vi) an Information Certificate, duly executed by the Loan Parties; and

(vii) all other Loan Documents, each duly executed by the applicable Loan Parties.

(b) Lender shall have received copies of UCC search reports dated such a date as is acceptable to the Lender, listing all effective financing statements which name any Loan Party, under its present names and any previous names, as debtors.

(c) [Reserved].

(d) Lender shall have received (i) Organization Documents of each Loan Party (certified as of a date acceptable to Lender); (ii) resolutions of the shareholders, directors, members, and/or managers of each Loan Party, as required, approving and authorizing such Loan Party’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (iii) incumbency certificates of the managers and officers of each Loan Party, each of which the applicable Loan Party hereby certifies to be true and complete, and in full force and effect without modification, it being understood that the Lender may conclusively rely on each such documents and certificates until formally advised by applicable Loan Party of any changes therein; and (iv) good standing certificates in the state of formation of each Loan Party and in each other state requested by the Lender, in each case, as of a date acceptable to the Lender.

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(e) Lender shall have received evidence satisfactory to the Lender of the existence of insurance required to be maintained pursuant to Section 6.3, together with evidence that the Lender has been named as a lender’s loss payee and additional insured on all related insurance policies.

(f) the Lender shall have completed satisfactory background checks of the Loan Parties’ owners, shareholders and management and shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” rules and regulations, Anti-Terrorism Laws and Anti-Corruption Laws, including without limitation the USA PATRIOT Act.

(g) Lender shall have received such other certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which are provided for hereunder or which the Lender shall reasonably require.

(h) The Lender shall be reasonably satisfied that (i) any financial statements delivered to it fairly present the business and financial condition of the Loan Parties and (ii) that there has been no Material Adverse Effect since December 31, 2023.

(i) The Lender shall have completed all required due diligence, including, but not limited to, a review of any requested documentation related to the business of the Borrowers, and in person meetings with the Borrowers’ management team and lead investors.

(j) The Lender shall have received and approved, in its sole discretion, a field examination with respect to each Borrower.

(k) The Lender shall have received and approved a third party appraisal and inspection of the Inventory.

(l) The Lender shall have received and approved financial projections of the Borrowers (prepared on a monthly basis), evidencing Borrowers’ ability to comply with the financial covenant set forth in Section 8.

(m) The Lender’s credit committee shall have approved this Agreement and the transactions contemplated hereby.

(n) The Lender shall be reasonably satisfied that each Loan Party is in compliance with all pertinent federal, state, local or territorial Laws.

(o) The Lender shall have received evidence satisfactory to the Lender that each Loan Party has valid and effective Permits and Licenses necessary for such Loan Party to conduct its business in accordance with all requirements of applicable Law and that all such Permits and Licenses are in the name of such Loan Party.

(p) There shall not have occurred any default under any Material Contract of any Loan Party.

(q) All fees and expenses required to be paid to the Lender on or before the Closing Date, including, without limitation, the Closing Fee, shall have been paid in full or Borrowers shall have made arrangements satisfactory to the Lender in its sole discretion for the payment thereof.

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(r) After giving effect to (i) the first funding of the Revolving Loans and the transactions contemplated by this Agreement and (ii) any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby, including, without limitation, payment of the Closing Fee, all closing costs and professional fees, Excess Availability shall be not less than $1,000,000.

(s) Lender shall have received an executed payoff letter for all existing Indebtedness owing to City National Bank specifying the amount required to be repaid to obtain appropriate termination and release statements and documents with respect to all agreements relating thereto and all Liens granted in connection therewith, together with UCC termination statements as the Lender may require.

3.2 Conditions Precedent to All Revolving Loans. The obligation of Lender to honor any request for any Revolving Loan is subject to the following conditions precedent:

(a) No Default or Event of Default shall have occurred and be continuing.

(b) No Material Adverse Effect as determined in the Lender’s Permitted Discretion, shall have occurred.

(c) All representations and warranties of the Loan Parties contained herein or in any Loan Document shall be true and correct as of the date of any Revolving Loan as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

(d) No Revolving Loan shall constitute an Overadvance unless consented to by Lender in Lender’s sole discretion.

3.3 Conditions Subsequent. The obligation of Lender to continue make Revolving Loan under this Agreement is subject to satisfaction (or waiver by Lender in Lender’s sole discretion), on or before the applicable date thereto (unless such date is extended, in writing, by Lender) of the following conditions subsequent:

(a) Within fifteen days (15) days following the Closing Date, Lender shall have received evidence satisfactory to Lender that Loan Parties have notified and taken other necessary or appropriate means to ensure that all payments on Accounts, Credit Card Receivables or otherwise relating to Collateral are made directly to the Lockbox Account;

(b) Within twenty eight (28) days following the Closing Date, Lender shall have received evidence satisfactory to Lender of a filed UCC-3 termination statement with respect to the UCC-1 financing statement originally filed by First Corporate Solutions, as Representative against AOS Group on December 31, 2019 with the original filing number of 20199342606;

(c) Within thirty (30) days following the Closing Date, Lender shall have received a fully executed Collateral Access Agreement with respect to Borrower’s leased property located at 706 N. Citrus Avenue, Los Angeles, CA 90038;

(d) Within thirty (30) days following the Closing Date, Lender shall have received evidence satisfactory to Lender in its Permitted Discretion that the maturity dates for the notes evidencing the Subordinated Debt owing to Ross Sklar has been amended to reflect maturity dates of not earlier than the date that is ninety-one (91) days after the Maturity Date;

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(e) Within thirty (30) days following the Closing Date, Lender shall have received evidence satisfactory to Lender that Borrower has acquired general liability insurance coverage for Whipshots and Whipshots Holdings reasonably acceptable to the Lender;

(f) Within thirty (30) days following the Closing Date, Lender shall have received a completed copy of Schedule 4.2 and copies of all agreements entered into by a Borrower with any Credit Card Issuer or any Credit Card Processor disclosed thereon;

(g) With respect to all bank accounts held by Loan Parties at City National Bank and Cal Private Bank, Lender shall have received, evidence satisfactory to Lender that the Loan Parties have closed all such bank accounts (i) within sixty (60) days following the Closing Date or (ii) with respect to any such bank accounts that are subject to a Control Agreement, within one hundred twenty (120) days following the Closing Date, it being acknowledged and agreed that failure to timely satisfy such condition shall constitute an immediate Event of Default; and

(h) Within one hundred twenty (120) days following the Closing Date, Lender shall have received evidence satisfactory to Lender in its Permitted Discretion that the Taxes set forth on Schedule 5.17 have been paid by the applicable Borrower in such amount as has been agreed between the applicable Borrower and the relevant Governmental Authority.

4. SECURITY FOR THE OBLIGATIONS.

4.1 Security for Obligations. As security for the payment of the Obligations, each Loan Party does hereby pledge and assign to the Lender and does hereby grant to the Lender a continuing and unconditional first priority security interest in and to any and all property of such Loan Party, other than the Excluded Property, of any kind or description, tangible or intangible, including, but not limited to, all right, title and interest of each Loan Party in all of the following property and assets of such Loan Party, in each case, in each case, whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):

(a) all Accounts and supporting obligations related thereto;

(b) all Books and Records;

(c) all Chattel Paper;

(d) all Commercial Tort Claims;

(e) all Commodity Accounts;

(f) all Deposit Accounts;

(g) all Documents;

(h) all Electronic Chattel Paper;

(i) all Equipment;

(j) all Farm Products;

(k) all Fixtures;

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(l) all General Intangibles (including, without limitation, all payment intangibles and all software) and all supporting obligations related thereto) and Credit Card Receivables;

(m) all Goods;

(n) all Health-care-insurance Receivables;

(o) all Instruments;

(p) all Intellectual Property;

(q) all Intellectual Property Licenses;

(r) all Inventory, including, without limitation, raw materials, work-in-process and finished goods;

(s) all Investment Property and financial assets;

(t) all letters of credit and Letter-of-Credit Rights;

(u) all Payment Intangibles;

(v) all Promissory Notes;

(w) all Securities Accounts;

(x) all Software;

(y) all Supporting Obligations;

(z) all Tangible Chattel Paper;

(aa) all money or other property of, or for the account of, such Loan Party now or hereafter coming into the possession, control or custody of, or in transit to, the Lender or any agent or bailee for the Lender or any parent, affiliate or subsidiary of the Lender or any participant with the Lender in the Revolving Loans (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including, without limitation, all tax refunds, earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(bb) all Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including, without limitation, all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property including unearned premiums, and of eminent domain or condemnation awards and all proceeds of any tort claims.

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4.2 Lockbox Arrangement; Control Agreements.

(a) The Loan Parties shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box or bank account (the “Lockbox”) designated by, and under the exclusive control of, the Lender. Pursuant to the Lockbox Agreement executed by and among the applicable Loan Parties, the applicable depository institution and Lender (“Lockbox Agreement”) the Loan Parties shall establish the Lockbox and an account (the “Lockbox Account”) which shall be in the Lender’s control at all times and into which all payments received in the Lockbox shall be deposited, and into which the Loan Parties will immediately deposit all amounts received by any Loan Party from any source, including, without limitation, all payments made for Inventory sold or otherwise disposed of by the any Loan Party, all payments for the performance of services by any Loan Party, any payments received in respect of any other Collateral, or any other payments made to any Loan Party, in each case, in the identical form in which such payments were made, whether by cash, check, wire transfer or otherwise. If any Loan Party, any Affiliate of any Loan Party, any Subsidiary of any Loan Party or any of their members, managers, directors, shareholders, officers, employees, or agents or any other Person acting for or in concert with any Loan Party shall receive any monies, checks, notes, drafts or other payments from any source, including, without limitation, any monies, checks, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, the applicable Loan Party and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, the Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lockbox Account provided, however, that so long as no Event of Default exists, the proceeds of any issuance of Equity Interests shall not be required to be remitted to the Lockbox Account, but for the avoidance of doubt, shall be remitted to an account that is subject to a Control Agreement. Each Loan Party agrees that all payments made to such Lockbox and Lockbox Account or otherwise received by the Lender, whether in respect of the Accounts or as proceeds of other Collateral or otherwise, will be applied on account of the Revolving Loans in accordance with Section 10.8 of this Agreement.

(b) Further, all other bank accounts of the Loan Parties (other than Excluded Accounts) shall be subject to Control Agreements by and among, the applicable Loan Party, the applicable depository institution, and Lender upon terms satisfactory to Lender (“Control Agreements”).

(c) The Loan Parties agree to pay all fees, costs and expenses which the Lender incurs in connection with the Lockbox, the Lockbox Account, the Control Agreements and depositing for collection by the Lender any check or other item of payment received by the Lender on account of the Obligations. All of such fees, costs and expenses shall (i) constitute Obligations hereunder, (ii) be payable to the Lender by the Loan Parties upon demand, and (iii) bear interest at the Default Rate from the date incurred by the Lender if not paid by the Loan Parties within five (5) days following such demand.

(d) All checks, drafts, instruments and other items of payment or proceeds of Collateral shall be endorsed by the applicable Loan Party to the Lender, and, if that endorsement of any such item shall not be made for any reason, the Lender is hereby irrevocably authorized to endorse the same on the applicable Loan Party’s behalf. For the purpose of this Section, each Loan Party irrevocably hereby makes, constitutes and appoints the Lender (and all Persons designated by the Lender for that purpose) as such Loan Party’s true and lawful attorney and agent-in-fact (i) to endorse such Loan Party’s name upon such items of payment and/or proceeds of Collateral and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account of such Loan Party or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; and (iii) to have access to any lock box or postal box into which any of such Loan Party’s mail is deposited, and open and process all mail addressed to such Loan Party and deposited therein.

(e) Borrowers shall use commercially reasonable efforts to deliver to Lender copies of Credit Card Notification Agreements, in form and substance reasonably satisfactory to Lender, which have been executed by Borrowers and Borrowers’ Credit Card Issuers and Credit Card Processors, as applicable, including, without limitation, those listed on Schedule 4.2 hereto. Borrower shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts, Credit Card Receivables or otherwise relating to Collateral are made directly to the Lockbox Account. Without limiting the generality of the foregoing, with respect to any Credit Card Receivables subject to a signed Credit Card Notification Agreement, Borrowers shall cause each Borrower’s Credit Card Issuers and Credit Card Processors party to such Credit Card Notification Agreement, as applicable, to remit all proceeds and payments in respect of Credit Card Receivables into the Lockbox Account pursuant to, and in accordance with, Credit Card Notification Agreements in form and substance reasonably satisfactory to Lender. If any Borrower or any Subsidiary receives cash or payment items with respect to any Collateral, it shall hold same in trust for Lender and promptly (not later than the next Business Day) deposit same into the Lockbox Account.

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4.3 Possession and Transfer of Collateral. Subject to Section 4.2 herein, unless an Event of Default has occurred and is continuing hereunder, the Loan Parties shall be entitled to possession and use of the Collateral. Each Loan Party shall not sell, assign (by operation of law or otherwise), license, lease or otherwise Dispose of, or grant any option with respect to any of the Collateral, except that each Loan Party may make Permitted Dispositions.

4.4 Financing Statements. The Loan Parties shall, at the Lender’s request, at any time and from time to time, execute and deliver to the Lender such documents and do such acts as the Lender deems necessary in order to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of the Lender, free and clear of all Liens and claims and rights of third parties, except Permitted Liens. Each Loan Party hereby irrevocably authorizes the Lender at any time, and from time to time, to file with such jurisdictions as Lender deems necessary any initial financing statements and amendments thereto that (a) indicate the Collateral (i) is comprised of all assets of such Loan Party or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail as the granting of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Loan Party is an organization, the type of organization and any organization identification number issued to such Loan Party. Each Loan Party agrees to furnish any such information to the Lender promptly upon request. Each Loan Party further ratifies and affirms its authorization for any financing statements and/or amendments thereto, filed by the Lender in any jurisdiction prior to the date of this Agreement. In addition, each Loan Party shall make appropriate entries on its books and records disclosing the Lender’s security interests in the Collateral.

4.5 Preservation of the Collateral. The Lender may, but is not required to, take such action from time to time as the Lender deems appropriate to maintain or protect the Collateral. The Lender shall have exercised reasonable care in the custody and preservation of the Collateral if the Lender takes such action as any Loan Party shall reasonably request in writing which is not inconsistent with the Lender’s status as a secured party, but the failure of the Lender to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, that the Lender’s responsibility for the safekeeping of the Collateral shall (a) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the Lender accords its own property, and (b) not extend to matters beyond the reasonable control of the Lender, including, without limitation, acts of God, war, insurrection, riot or governmental actions. In addition, any failure of the Lender to preserve or protect any rights with respect to the Collateral against claims of prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by any Loan Party, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. The Loan Parties shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Loan Parties and the Lender in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, each Loan Party represents to, and covenants with, the Lender that such Loan Party has made arrangements for keeping informed of changes or potential changes affecting the securities (including, but not limited to, rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and each Loan Party agrees that the Lender shall have no responsibility or liability for informing any Loan Party of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

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4.6 Other Actions as to any and all Collateral. Each Loan Party further agrees to take any other action reasonably requested by the Lender to ensure the attachment, perfection and first priority of, and the ability of the Lender to enforce, the Lender’s security interest in any and all of the Collateral including, without limitation, (a) upon Lender’s request, causing the Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender’s security interest in such Collateral, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender’s security interest in such Collateral, (c) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other Person obligated on Collateral, (d) obtaining waivers from mortgagees, bailees, and landlords in form and substance satisfactory to the Lender with respect to any location at which more than $100,000 of Collateral is located at any one time, and (e) taking all actions required by the Uniform Commercial Code in effect in any relevant jurisdiction from time to time or by other law, as applicable in any relevant jurisdiction, or by other law as applicable in Canada.

4.7 Collateral in the Possession of a Warehouseman or Bailee. If any Collateral, the value of which exceeds, in the aggregate, $100,000, at any time is in the possession of a warehouseman or bailee, the applicable Loan Party shall promptly notify the Lender thereof, and if requested by the Lender, shall use commercially reasonable efforts to promptly obtain a Collateral Access Agreement from the warehouseman or bailee, in form and substance reasonably satisfactory to the Lender.

4.8 Letter-of-Credit Rights. If any Loan Party at any time is a beneficiary under a letter of credit now or hereafter issued in favor of such Loan Party, the applicable Loan Party shall promptly notify the Lender thereof and, at the request and option of the Lender, such Loan Party shall, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Lender of the proceeds of any drawing under the letter of credit, or (ii) arrange for the Lender to become the transferee beneficiary of the letter of credit, with the Lender agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Agreement.

4.9 Commercial Tort Claims. If any Loan Party shall at any time hold or acquire a Commercial Tort Claim, such Loan Party shall promptly, but in any event within ten (10) Business Days after such Loan Party’s knowledge thereof, notify the Lender in writing signed by such Loan Party of the details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement in each case in form and substance satisfactory to the Lender, and shall execute any amendments thereto deemed reasonably necessary by the Lender to perfect its security interest in such Commercial Tort Claim.

4.10 Electronic Chattel Paper and Transferable Records. If any Loan Party at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Loan Party shall promptly notify the Lender thereof and, at the request of the Lender, shall take such action as the Lender may reasonably request to vest in the Lender control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Lender agrees with the Loan Parties that the Lender will arrange, pursuant to procedures satisfactory to the Lender and so long as such procedures will not result in the Lender’s loss of such control under Section 9-105 of the UCC, for the applicable Loan Party to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the applicable Loan Party with respect to such electronic chattel paper or transferable record.

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4.11 Verification of Accounts. Any of the Lender’s officers, employees or agents shall have the right, at any time or times hereafter, in the Lender’s name or in the name of a nominee of the Lender, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic transmission or otherwise and to sign the applicable Loan Party’s name on any verification of Accounts and notices thereof to Account Debtors. Further, at the request of Lender, each Loan Party will, and will cause each of its Subsidiaries to, send requests for verification of Accounts or, after the occurrence and during the continuance of an Event of Default, send notices of assignment of Accounts to Account Debtors and other obligors.

4.12 Accounts.

(a) Each of the Loan Parties’ Accounts shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to the sale or lease and delivery of goods upon stated terms of a Loan Party, or work, labor, goods or services theretofore rendered, provided or sold by a Loan Party as of the date each Account is created. Same shall be due and owing in accordance with Loan Parties’ standard terms of sale without known dispute, setoff or counterclaim except to the extent that such known disputes, setoffs, or counterclaims have been disclosed to Lender and reflected on the most recently delivered Borrowing Base Certificate.

(b) Unless the Lender notifies Administrative Borrower in writing that Lender suspends any one or more of the following requirements, each Loan Party shall (a) promptly upon such Loan Party’s learning thereof, inform the Lender, in writing, of any material delay in such Loan Party’s performance of any of its obligations to any Account Debtor and of any assertion of any material claims, offsets or counterclaims by any Account Debtor and of any allowances, credits and/or other monies granted by such Loan Party to any Account Debtor outside of the ordinary course of such Loan Party’s business, and (b) not permit or agree to any compromise or settlement with respect to Accounts which constitute, in the aggregate, more than 5.00% of all Accounts then owing to such Loan Party.

4.13 Right to Notify Account Debtors. During the existence of an Event of Default, the Lender shall have the right at any time or times thereafter, at its option, without notice thereof to Borrowers (a) to notify any or all Account Debtors that the Accounts have been assigned to Lender and the Lender has a security interest therein; (b) to direct such Account Debtors to make all payments due from them to any Loan Party upon the Accounts directly to the Lender; and (c) to enforce payment of and collect, by legal proceedings or otherwise, the Accounts in the name of the Lender and the applicable Loan Party.

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4.14 Power of Attorney. Each Loan Party, irrevocably, hereby designates, makes, constitutes and appoints the Lender (and all Persons designated by the Lender) as such Loan Party’s true and lawful attorney (and agent-in-fact),with power, during the existence of an Event of Default, without notice to such Loan Party and in such Loan Party’s or the Lender’s name (a) to demand payment of Accounts; (b) to enforce payment of the Accounts by legal proceedings or otherwise; (c) to exercise all of such Loan Party’s rights and remedies with respect to the collection of the Accounts; (d) to settle, adjust, compromise, discharge, release, extend or renew the Accounts; (e) to settle, adjust or compromise any legal proceedings brought to collect the Accounts; (f) to sell or assign the Accounts upon such terms, for such amounts and at such time or times as Lender deems advisable; (g) to prepare, file and sign such Loan Party’s name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts; or (h) to prepare, file and sign such Loan Party’s name on any proof of claim in bankruptcy or similar document against any Account Debtor.

5. REPRESENTATIONS AND WARRANTIES.

To induce the Lender to make the Revolving Loans, each Loan Party makes the following representations and warranties to the Lender, each of which shall be true and correct as of the date of the execution and delivery of this Agreement, and which shall survive the execution and delivery of this Agreement:

5.1 Borrower Organization and Name; Qualification; Good Standing. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified on Schedule 5.1 and (b) is qualified to do business and in good standing in every jurisdiction where necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect. The exact legal name of each Loan Party is as set forth in the first paragraph of this Agreement, and no Loan Party currently conducts business under any other name or trade name, except as set forth on Schedule 5.1.

5.2 Authorization; Validity. Each Loan Party has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents to which it is a party as provided herein and to perform all of its duties and obligations under this Agreement and the Loan Documents. The execution and delivery of this Agreement and the Loan Documents to which each Loan Party is a party will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of Law or of the Organization Documents of such Loan Party. All necessary and appropriate action has been taken on the part of each Loan Party to authorize the execution and delivery of this Agreement and the Loan Documents to which such Loan Party is a party. This Agreement and the Loan Documents to which each Loan Party is a party are valid and binding agreements and contracts of such Loan Party in accordance with their respective terms except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

5.3 Consent; Absence of Breach. The execution, delivery and performance of this Agreement, the other Loan Documents to which each Loan Party is a party and any other documents or instruments to be executed and delivered by each Loan Party in connection with the Revolving Loans, and the borrowings by the Borrowers hereunder, do not and will not (a) require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any Governmental Authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of Law or any applicable regulation, order, writ, injunction or decree of any court or Governmental Authority, (ii) the Organization Documents of any Loan Party, or (iii) any Material Contract or any judgment, order or decree, which is binding upon any Loan Party or any Loan Party’s properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party, other than Liens in favor of the Lender created pursuant to this Agreement and Permitted Liens.

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5.4 Ownership of Properties; Liens. Each Loan Party has good and marketable title to and is the sole owner of all of its properties and assets (other than any assets that are subject to a lease), real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights). All of the Loan Parties’ properties and assets are free and clear of all Liens, charges and claims (including, to the knowledge of Borrower, infringement claims with respect to Intellectual Property), other than Permitted Liens.

5.5 Subsidiaries; Equity Ownership. The Loan Parties have no Subsidiaries other than those specifically disclosed in Schedule 5.5, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary. All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable (if applicable) and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Schedule 5.5 free and clear of all Liens except for Liens held by the Lender. Except as set forth in Schedule 5.5, there are no outstanding rights to purchase any Equity Interests in any Subsidiary. The Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed on Schedule 5.5. All of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable (if applicable) and are owned in the amounts specified on Schedule 5.5 free and clear of all Liens except for Liens held by the Lender. The copies of the Organization Documents of each Loan Party and each amendment thereto provided to Lender are true and correct copies of each such document, each of which is valid and in full force and effect.

5.6 Intellectual Property.

(a) All Intellectual Property registrations and applications thereof (“Registered Intellectual Property”) owned by any Loan Party and filed with the U.S. Patent and Trademark Office or the U.S. Copyright Office are set forth on Schedule 5.6. All fees and documents necessary to, as applicable, prosecute and maintain each material item of Registered Intellectual Property have been paid or filed with the relevant Governmental Authority.

(b) Each Loan Party owns and possesses or has a valid license or other right to use all Intellectual Property, as are necessary for the conduct of the businesses of such Loan Party, without any infringement upon rights of others which may reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property by any Loan Party or the validity or effectiveness of any Intellectual Property used by any Loan Party nor does any Loan Party know of any valid basis for any such claim.

(c) To the knowledge of the Loan Parties, each item of Registered Intellectual Property is valid and subsisting as of the date of this Agreement.

(d) To each Loan Party’s knowledge after reasonable inquiry, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Loan Party, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

(e) Each Loan Party has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Loan Party that are necessary in or material to the conduct of the business of such Loan Party, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

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5.7 Locations of Collateral. There is no location at which any Loan Party maintains any tangible Collateral, the value of which, in the aggregate, exceeds $100,000, other than Inventory in transit and the locations specified in Schedule 5.7; except that Loan Parties may (a) make sales or other dispositions of Collateral in accordance with Section 7.5; and (b) move Collateral to another location in the United States, upon written notice to Lender to the extent the value of the tangible Collateral at such new location exceeds, in the aggregate, $100,000. Schedule 5.7 specifies each location where any Collateral is located and indicates whether each location specified therein is a third party owned warehouse, or is a location that is leased or owned by any Loan Party, or is a location where any Collateral is located pursuant to a consignment agreement.

5.8 Litigation. Except as set forth on Schedule 5.8, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.9 Contingent Liabilities. No Loan Party has any material guarantee obligations, contingent liabilities, liabilities for Taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not properly reflected or adequately reserved for in accordance with GAAP in the most recent financial statements delivered pursuant to the terms hereof.

5.10 Environmental Laws and Hazardous Materials. Except as set forth on Schedule 5.10, no Loan Party has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of any Loan Party (whether or not owned by it) in any manner which at any time violates in any material respect any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder. Each Loan Party will comply in all material respects with all Environmental Laws and will obtain all licenses, permits certificates, approvals and similar authorizations thereunder. Except as set forth on Schedule 5.10, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other Person, nor is any pending or, to the best of the Loan Parties’ knowledge, threatened, and the Loan Parties shall immediately notify the Lender upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice, and shall take prompt and appropriate actions to respond thereto, with respect to any non-compliance with, or violation of, the requirements of any Environmental Law by any Loan Party or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material or any other environmental, health or safety matter, which affects any Loan Party or its business, operations or assets or any properties at which any Loan Party has transported, stored or disposed of any Hazardous Materials. Except as set forth on Schedule 5.10, no Loan Party has material liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material. Each Loan Party further agrees to allow the Lender or its agent reasonable access to the properties of the Loan Parties to confirm compliance with all Environmental Laws, and each Loan Party shall, following a reasonable determination by the Lender that there is material non-compliance, or any condition which requires any action by or on behalf of any Loan Party in order to avoid any non-compliance in any material respect, with any Environmental Law, at the Loan Parties’ sole expense, cause an independent environmental engineer acceptable to the Lender to conduct such tests of the relevant site as are appropriate, and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof.

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5.11 Financial Statements. All financial statements to be submitted to the Lender pursuant to Section 6.6 will be prepared in accordance with GAAP on a basis, except as otherwise noted therein, consistent with the previous fiscal year and truly and accurately reflect, in all material respects, the financial condition of the Loan Parties and the results of the operations for the Loan Parties as of such date and for the periods indicated. Since the date of the most recent annual financial statement submitted by the Loan Parties to the Lender, there has been no material adverse change in the financial condition or in the assets or liabilities of the Loan Parties.

5.12 Event of Default. No Event of Default exists and no Default has occurred.

5.13 Solvency, etc. After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Revolving Loan, the Loan Parties are Solvent, taken as a whole. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

5.14 ERISA Obligations. All Employee Plans of each Loan Party meet the minimum funding standards of Section 302 of ERISA where applicable and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies. Each Loan Party has promptly paid and discharged all obligations and liabilities that have become due arising under the Employee Retirement Income Security Act of 1974 (“ERISA”) of a character which if unpaid or unperformed may, in the judgment of Lender, result in the imposition of a Lien against any of its properties or assets.

5.15 Labor Relations.

(a) (i) There are no strikes, lockouts or other material labor disputes against any Loan Party or, to the knowledge of any Loan Party, threatened, (ii) hours worked by and payment made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable Law, and (iii) no unfair labor practice complaint is pending against any Loan Party or, to the knowledge of any Loan Party, threatened before any Governmental Authority.

(b) No Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law.

(c) All payments due from any Loan Party and its Subsidiaries, or for which any claim may be made against any Loan Party or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party.

(d) Except as set forth on Schedule 5.15, no Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement.

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(e) There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices, charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries.

(f) The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries is bound.

5.16 Security Interest. This Agreement creates a valid security interest in favor of the Lender in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or control of such Collateral by the Lender or delivery of such Collateral to the Lender, shall constitute a valid, perfected, first-priority security interest in such Collateral in which a security interest can be perfected by such filing or possession or control, subject only to Permitted Liens.

5.17 Taxes. Except as set forth on Schedule 5.17, each Loan Party has timely filed all tax returns and reports required by law to have been filed by it and has paid all Taxes, governmental charges and assessments due and payable with respect to such returns, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and the contesting of such payment does not create a Lien on the Collateral which is not a Permitted Lien. Each Loan Party has made adequate reserves on its books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable.

5.18 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding) exists which (a) may reasonably be expected to have a Material Adverse Effect, (b) would constitute a Default or an Event of Default.

5.19 Lending Relationship. Each Loan Party acknowledges and agrees that the relationship hereby created with the Lender is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists and that no Loan Party has relied or is relying on any such fiduciary relationship in executing this Agreement and in consummating the Revolving Loans.

5.20 Business Loan. The Revolving Loans, including interest rate, fees and charges as contemplated hereby, (i) are business loans within the purview of 815 ILCS 205/4(1)(c), as amended from time to time, (ii) are exempted transactions under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (iii) do not, and when disbursed shall not, violate the provisions of the Illinois usury laws, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, any Loan Party or any property securing the Revolving Loans.

5.21 Compliance with Regulation U; Investment Company Act.

(a) No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Revolving Loans shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Revolving Loans to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the Board of Governors of the Federal Reserve System.

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(b) No Loan Party is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other Federal or State statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

5.22 Place of Business. The principal places of business of the Loan Parties are set forth on Schedule 5.22. Each Loan Party shall promptly notify the Lender of any change in such locations.

5.23 Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by any Loan Party to the Lender for purposes of, or in connection with, this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to the Lender pursuant hereto or in connection herewith will be, taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information, taken as a whole, not misleading in light of the circumstances under which made (it being recognized by the Lender that any projections and forecasts provided by the Loan Parties are based on good faith estimates and assumptions believed by the Loan Parties to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

5.24 Deposit Accounts and Securities Accounts. Set forth on Schedule 5.24 is a listing of all of Loan Parties’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (i) the name and address of such bank or securities intermediary, and (ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such bank or securities intermediary.

5.25 Material Contracts. Schedule 5.25 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the Closing Date. The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Lender on or before the Closing Date. The Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of default under, or of the intention of any other party thereto to terminate, any Material Contract. None of the other parties to any Material Contract are in default in any material respect of or under any Material Contract.

5.26 Compliance with Laws. Each of the Loan Parties and each Subsidiary is in compliance with the requirements of all Laws (including without limitation, the provisions of the Bankruptcy Code) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.27 Permits, Licenses and Other Approvals. Each Loan Party and its Subsidiaries (a) possesses all Permits and Licenses issued by appropriate Governmental Authority necessary to conduct the business now operated by them and (b) have not received any notice of proceedings relating to the revocation or modification of any such Permits and Licenses. All Permits and Licenses issued by any Governmental Authority necessary for each Loan Party to conduct is business is described on Schedule 5.27.

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5.28 Anti-Terrorism Laws.

(a) Each Loan Party, its Subsidiaries and their respective officers and employees and, to the knowledge of such Loan Party, its directors and agents, are in compliance with applicable Sanctions and are not engaged in any activity that would reasonably be expected to result in any Loan Party being designated as a Sanctioned Person. None of the Loan Parties, their Subsidiaries nor their respective Affiliates is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

(b) None of the Loan Parties or their Subsidiaries or, to the knowledge of each Loan Party or its Subsidiaries, any of their respective directors, officers, employees or Affiliates (i) is a Sanctioned Person, (ii) has any of its assets located in a Sanctioned Country (unless approved by Lender), or (iii) derives any of its operating income from investments in, or transactions with Sanctioned Persons (unless approved by Lender). The proceeds of any Loan or other transaction contemplated by this Agreement or any other Loan Documents have not been used (A) in violation of any Sanctions, (B) to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country or (C) in any other manner that would result in a violation of Sanctions by any Person (including Lender and any other Person participation in any Loan, whether as an underwriter, advisor, investor or otherwise).

(c) Each of the Loan Parties and each of its Subsidiaries and, to the knowledge of each Loan Party and its Subsidiaries, each of their respective directors, officers, employees and Affiliates, is in compliance with Anti-Corruption Laws. None of the Loan Parties nor their respective Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Loan Party or any of its Subsidiaries or to any other Person, in violation of any Anti-Corruption Law. No part of the proceeds of any Loan or other transaction contemplated by this Agreement or any other Loan Document will violate Anti-Corruption Laws.

(d) To the extent applicable, each Loan Party and its Subsidiaries are in compliance with the USA PATRIOT Act.

5.29 Trading with the Enemy. No Loan Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. To its knowledge, no Loan Party nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the USA PATRIOT Act. No Loan Party or any of its Subsidiaries (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

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5.30 Federal Securities Laws. No Loan Party nor any of their respective Subsidiaries (i) is required to file periodic reports under the Exchange Act, (ii) has any securities registered under the Exchange Act or (iii) has filed a registration statement that has not yet become effective under the Securities Act.

5.31 Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

6. AFFIRMATIVE COVENANTS.

6.1 Borrower Existence. Each Loan Party shall at all times (a) preserve and maintain its existence and good standing in the jurisdiction of its organization, (b) preserve and maintain its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and (c) continue as a going concern in the business which such Loan Party is presently conducting.

6.2 Maintain Property. Each Loan Party shall at all times maintain, preserve and keep its plant, properties and Equipment, including, but not limited to, any Collateral, and other assets that are necessary or useful in the proper conduct of its business in good repair, working order and condition, normal wear and tear excepted and Permitted Dispositions, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. Each Loan Party shall permit the Lender to examine and inspect such plant, properties and any Collateral, at all reasonable times upon reasonable prior notice, except in the event of an emergency.

6.3 Maintain Insurance. Each Loan Party shall at all times insure and keep insured in insurance companies reasonably acceptable to the Lender, all insurable property owned by it which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, directors and officers, public and professional liability risks. Prior to the date of the initial funding of the Revolving Loans, the Loan Parties shall deliver to the Lender certificates setting forth in summary form the nature and extent of the insurance maintained by the Loan Parties pursuant to this Section 6.3, in each case, in form and substance satisfactory to the Lender. All such policies of insurance must be satisfactory to the Lender in relation to the amount and term of the Obligations and type and value of the Collateral and assets of the Loan Parties, shall identify the Lender as lender’s loss payee and as an additional insured. In the event any Loan Party either fails to provide the Lender with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Lender, without waiving or releasing any obligation or default by any Loan Party hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which the Lender deems advisable. This insurance coverage (i) may, but need not, protect any Loan Party’s interest in such property, including, but not limited to the Collateral, and (ii) may not pay any claim made by, or against, any Loan Party in connection with such property, including, but not limited to the Collateral. The Loan Parties may later cancel any such insurance purchased by the Lender, but only after providing the Lender with evidence that the Loan Parties have obtained the insurance coverage required by this Section. The costs of such insurance obtained by the Lender, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by the Loan Parties to the Lender, together with interest at the Default Rate on such amounts until repaid and any other charges by the Lender in connection with the placement of such insurance. The costs of such insurance, which may be greater than the cost of insurance which any Loan Party may be able to obtain on its own, together with interest thereon at the Default Rate and any other charges by the Lender in connection with the placement of such insurance may be added to the total Obligations due and owing.

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6.4 Payment of Taxes and Liabilities. Each Loan Party shall pay all of its obligations and liabilities, including (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, freight forwarders, consolidators and carriers) which, if unpaid, would by Law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (iv) no Lien has been filed with respect thereto, and (v) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Lender with respect to determining Reserves pursuant to this Agreement.

6.5 ERISA Liabilities; Employee Plans. Each Loan Party shall (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to such Loan Party; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA; including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify the Lender promptly upon receipt by such Loan Party of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise the Lender of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Code to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

6.6 Financial Statements. Each Loan Party shall at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP consistently applied, and shall furnish to the Lender or its authorized representatives such information regarding the business affairs, operations and financial condition of the Loan Parties, including, without limitation, the following:

(a) as soon as available, and in any event, within ninety (90) days after the close of each fiscal year of Loan Parties, a copy of the annual audited consolidated financial statements of Loan Parties, including a consolidated balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended, together with a management discussion and analysis of such financial statements, and such other information (including nonfinancial information) as the Lender may reasonably request, in reasonable detail, prepared and certified, by an independent certified public accountant acceptable to the Lender and certified by a Responsible Officer of Administrative Borrower to the effect that such statements are fairly stated in all material respects;

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(b) as soon as available, and in any event, within thirty (30) days following the end of each month, a copy of the internal financial statements of the Loan Parties regarding such month, including balance sheet, statement of income and retained earnings, statement of cash flows for the month then ended and such other information (including nonfinancial information) as the Lender may reasonably request, in reasonable detail, prepared and certified as accurate by a Responsible Officer of Administrative Borrower to the effect that such statements are fairly stated in all material respects;

(c) promptly upon receipt thereof, provide to the Lender copies of interim and supplemental reports if any, submitted to any Loan Party by independent accountants in connection with any interim audit or review of the books of the Loan Parties;

(d) within thirty (30) days after the filing due date (as such date may be extended in accordance with properly granted extensions) each year, a signed copy of the complete income tax returns filed with the Internal Revenue Service by each Loan Party and prepared by a tax professional reasonably acceptable to Lender;

(e) within thirty (30) days after the end of each fiscal year, deliver to Lender projections for the operations of the Loan Parties’ business for the fiscal year immediately following such ended fiscal year as Lender shall reasonably require, including, without limitation, balance sheet, statement of income and statement of cash flows prepared on a monthly basis;

(f) promptly following any request therefor, such other information regarding the operations, business affairs, financial condition and Collateral of Borrowers or compliance with the terms of this Agreement.

6.7 Certificates; Other Information. The Loan Parties shall:

(a) at least once every seven (7) days concurrently and concurrently with each request for a Revolving Loan, deliver to the Lender a Borrowing Base Certificate together with such supporting documents required by Lender, certified as accurate by a Responsible Officer of the Administrative Borrower and acceptable to the Lender in its sole and absolute discretion;

(b) at least once every seven (7) days and concurrently with each request for a Revolving Loan, deliver to the Lender (i) an aged schedule of the Accounts of the Loan Parties by invoice date, listing the name and amount due from each Account Debtor and showing the aggregate amounts due from (a) 0-30 days, (b) 31-60 days, (c) 61-90 days and (d) more than 90 days, and certified as accurate by the Loan Parties, (ii) an aged schedule of the accounts payable of the Loan Parties by invoice date listing the name and amount due to each creditor, and certified as accurate by a Responsible Officer of the Administrative Borrower and (iii) an aged schedule of the credit card sales and Credit Card Receivables, as of the end of the preceding seven (7) day period, the name of each Credit Card Issuer or Credit Card Processor, as applicable, and, in each case, such other information as Lender may reasonably request;

(c) (i) at least once every seven (7) days and concurrently with each request for a Revolving Loan, deliver to the Lender a summary inventory report (including an inventory report by stock keeping unit), certified as accurate by a Responsible Officer of the Administrative Borrower, and within such time as the Lender may specify, such other schedules and reports as the Lender may require and (ii) on or before twenty (20) days after the end of each month, deliver to the Lender an inventory report by stock keeping unit, certified as accurate by a Responsible Officer of the Administrative Borrower.

(d) within thirty (30) days after the end of each month, deliver to the Lender a Compliance Certificate including computation in such detail as the Lender shall specify, showing the state of compliance by the Loan Parties with the financial covenant set forth in Section 8, and certified as accurate by the administrative Borrower, in the form attached hereto as Exhibit “B”; and

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(e) within such reasonable period of time as the Lender may specify, deliver to the Lender such other documents, schedules, reports, and other information as the Lender may reasonably require.

6.8 Inventory Appraisals. The Loan Parties shall allow the Lender to obtain updated appraisals of the Loan Parties’ Inventory, the results of which must be satisfactory to the Lender in the Lender’s Permitted Discretion. All such appraisals by the Lender shall be at Loan Parties’ sole expense; provided, however, that so long as no Event of Default exists, the Loan Parties shall not be required to reimburse Lender for such appraisals more frequently than two (2) times each fiscal year; provided, further, that Lender may conduct additional appraisals at any time at Lender’s sole expense.

6.9 [Reserved].

6.10 Field Examinations. The Loan Parties shall allow the Lender to conduct field examinations of the Accounts, Inventory and/or other business operations of the Loan Parties, the results of which must be satisfactory to the Lender in the Lender’s sole and absolute discretion. All such inspections or audits by the Lender shall be at Loan Parties’ sole expense; provided, however, that so long as no Event of Default exists, the Loan Parties shall not be required to reimburse the Lender for inspections or audits more frequently than three (3) times each fiscal year (plus one additional inspection or audit each fiscal year if deemed necessary by Lender in Lender’s sole discretion).

6.11 Collateral Records. Each Loan Party shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate the Lender’s Lien in the Collateral, including, without limitation, placing a legend, in form and content acceptable to the Lender, on all Chattel Paper created by any Loan Party indicating that the Lender has a Lien on such Chattel Paper. Each Loan Party shall allow the Lender, at all times during business hours, upon reasonable prior notice (except if an Event of Default exists, in which case no such prior notice shall be required), to inspect the books and records of any Loan Party and make extracts therefrom. Each Loan Party agrees to advise the Lender promptly of any material adverse change in the financial condition, the operations or any other status of such Loan Party.

6.12 Notice of Certain Events. The Loan Parties shall promptly (but in any event within five (5) Business Days) notify Lender in writing (a) of the occurrence of any Default or Event of Default; (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect; (c) all threatened or pending actions, suits, and proceedings before any court or Governmental Authority which could reasonably be expected to have a Material Adverse Effect; (d) of any breach or non-performance of, or any default, for which Loan Parties have received notice with respect to such breach or non-performance or default and which breach or non-performance, or default continues for more than any applicable cure period under, or any termination of, a Material Contract or with respect to Material Indebtedness or any Credit Card Agreement; (e) of any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority or the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws; (f) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof; (g) of any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent; (h) of the filing of any Lien, except for a Permitted Lien, including, without limitation, and Lien for unpaid Taxes against any Loan Party; (i) of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed; (j) any dispute or claims by any customers of a Loan Party exceeding $100,000 individually or in the aggregate arising since the Borrowers’ delivery of the most recent Borrowing Base Certificate or any Inventory returned to or recovered by a Loan Party outside of the ordinary course of business with a fair market value that exceeds $200,000 individually or in the aggregate since the Borrowers’ delivery of the most recent Borrowing Base Certificate, (k) any mergers or acquisitions of or by any Loan Party; (l) the incurrence of any Indebtedness by any Loan Party in excess of $100,000 during any fiscal year ; and (m) the making of any Investment by any Loan Party in excess of $100,000 during any fiscal year. Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Administrative Borrower setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and proposes to take with respect thereto. Each notice pursuant to clause (a) of this Section shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

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6.13 Compliance with Laws. Each Loan Party shall comply (a) in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; (ii) such contest effectively suspends enforcement of the contested Laws, and (iii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect, and (b) with all applicable Sanctions, and, in all material respects, Anti-Corruption Laws and Anti-Terrorism Laws. Each Loan Party and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, and, in all material respects, Anti-Corruption Laws and Anti-Terrorism Laws. Each of the Loan Parties shall and shall cause their respective Subsidiaries to comply with all Sanctions, and, in all material respects, Anti-Corruption Laws and Anti-Terrorism Laws.

6.14 Material Contracts. Each Loan Party shall (a) perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, (b) maintain each such Material Contract in full force and effect, (c) enforce each such Material Contract in accordance with its terms, (d) take all such action to such end as may be from time to time requested by the Lender, (e) upon request of the Lender, make, to each other party that is party to each such Material Contract, such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and (f) cause each of its Subsidiaries to do the foregoing.

6.15 Further Assurances.

(a) Each Loan Party will execute and deliver, or cause to be executed and delivered, to the Lender such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries, as applicable), which may be required by any applicable Law or which the Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by this Agreement and/or the other Loan Documents, all in form and substance reasonably satisfactory to the Lender and all at the expense of the Loan Parties.

(b) If any material assets (including any Real Estate or improvements thereto or any interest therein) are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral that become subject to the Lender’s Lien upon acquisition thereof), the Administrative Borrower will (i) notify the Lender, and, if requested by the Lender, cause such assets to be subjected to a Lien held by Lender and (ii) take, and cause each applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Lender to grant and perfect such Liens all at the expense of the Loan Parties.

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(c) Upon the request of the Lender, each Loan Party will use commercially reasonable efforts to cause each of its customs brokers, freight forwarders, consolidators and/or carriers to deliver an agreement to the Lender covering such matters in respect of any in-transit Inventory and in such form as the Lender may reasonably require.

(d) Upon the request of the Lender, each Loan Party shall use commercially reasonable efforts to cause any of its landlords or bailees to deliver a Collateral Access Agreement to the Lender in such form as the Lender may reasonably require.

(e) Upon the request of the Lender, each Loan Party will execute and deliver a pledge of all Equity Interests owned by such Loan Party.

6.16 Sanctions and Anti-Corruption Matters. Each Loan Party shall conduct its businesses in compliance with Sanctions and the United States Foreign Corrupt Practices Act of 1977, Anti-Corruption Laws and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws. The Loan Parties shall promptly notify Lender in writing upon the occurrence of a Reportable Compliance Event.

6.17 Credit Card Agreements. Borrowers shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by Borrowers at the times set forth therein; (b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a material default under or material breach of any of the terms of any of the such Credit Card Agreements, and (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, Borrowers may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of Borrowers; provided, that, Borrowers shall give the Lender not less than thirty (30) days prior written notice of a Borrower’s intention to so terminate or cancel any of the Credit Card Agreements; (d) give the Lender prompt written notice of any Credit Card Agreement entered into by a Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as the Lender may reasonably request; and (e) furnish to the Lender, promptly upon the request of the Lender, such information and evidence as the Lender may reasonably require from time to time concerning the observance, performance and compliance by Borrowers or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

7. NEGATIVE COVENANTS.

7.1 Indebtedness. No Loan Party shall, either directly or indirectly, create, assume, incur or have outstanding any Indebtedness (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except for Permitted Indebtedness.

7.2 Encumbrances. No Loan Party shall, either directly or indirectly, create, grant, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of such Loan Party, whether owned at the date hereof or hereafter acquired except for Permitted Liens.

7.3 Investments. No Loan Party shall, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment except for Permitted Investments.

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7.4 Transfer; Merger; Formation or Acquisition of Subsidiaries. No Loan Party shall, whether in one transaction or a series of related transactions, (a) enter into any merger, consolidation, reorganization, recapitalization, Division or plan of Division, or reclassify its Equity Interests, except for any merger between Loan Parties, provided, that, a Borrower must be the surviving entity of any such merger to which it is a party, (b) form any Subsidiary or directly or indirectly, purchase or otherwise acquire all or substantially all of the assets of (or any division or business line of) any other Person, or 50% or more of any class of Equity Interests of any other Person, other than a Permitted Acquisition, or (c) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Equity Interests of any class of, or any partnership or joint venture interest in, any other Person, other than a Permitted Acquisition, without Lender’s prior written consent.

7.5 Disposition of Assets. No Loan Party will sell, transfer, convey, license, lease or otherwise Dispose of all or any substantial part of its assets, except for Permitted Dispositions.

7.6 Issuance of Equity Interests. No Loan Party shall, either directly or indirectly, issue or distribute any Equity Interests of such Loan Party or accept any capital contribution that would result in a Change in Control.

7.7 Restricted Payments; Payments of Certain Indebtedness.

(a) No Loan Party will declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(i) a Loan Party may make a Restricted Payment to another Loan Party;

(ii) the Loan Parties may make Permitted Tax Distributions;

(iii) upon prior written consent of Lender, the Loan Parties may repurchase Equity Interests pursuant to a stock buy-back plan; and

(iv) the Loan Parties and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person.

(b) No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment, prepayment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except (i) payment of Indebtedness created under the Loan Documents, (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Permitted Indebtedness, (iii) regularly scheduled payments of interest in respect of the Subordinated Debt owing to Ross Sklar so long as, immediately before and after giving pro forma effect to such payment as if such payment had been made, no Event of Default has occurred and is continuing, (iv) commencing upon Lender’s receipt of the audited of the financial statements set forth in Section 6.6(a) with respect to each fiscal year, a single annual payment of principal in respect of the Subordinated Debt owing to Ross Sklar in an amount not to exceed 50% of Excess Cash Flow, so long as, immediately before and after giving pro forma effect to such payment as if such payment had been made, the Payment Conditions are satisfied with respect thereto, (v) Permitted Refinancings, and (vi) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer qualifies as a Permitted Disposition.

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7.8 Business Activities; Change of Legal Status; Organization Documents. Other than as permitted by Section 7.4, no Loan Party shall:

(a) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution),

(b) change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure,

(c) suspend or cease operating a substantial portion of its business,

(d) permit any of its Organization Documents to be amended in any material respect without the prior written consent of the Lender,

(e) change its classification/status for U.S. Federal income tax purposes;

(f) (i) engage in any business other than the business of such Loan Party on the Closing Date and any business reasonably related or ancillary to such business of such Loan Party on the Closing Date or (ii) acquire any properties or assets that are not reasonably related or ancillary thereto; or

(g) consummate a Division as the Dividing Person without the prior written consent of Lender.

Without limiting the foregoing, if any Loan Party that is a limited liability company consummates a Division (with or without the prior consent of Lender as required above), each Division Successor shall be required to comply with the obligations and further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents.

7.9 Transactions with Affiliates. No Loan Party will, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any transaction with, any officer, director or other Affiliate of a Loan Party, except pursuant to the reasonable requirements of the business of such Loan Party and upon fair and reasonable terms no less favorable to such Loan Party than such Loan Party would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, except for: (i) the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of a Loan Party, and any indemnity provided for the benefit of directors (or comparable managers) of a Loan Party, (ii) transactions among Loan Parties, and (iii) Restricted Payments permitted under Section 7.7.

7.10 Cancellation of Debt. No Loan Party shall cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business.

7.11 Inconsistent Agreements. No Loan Party shall be party to or enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Borrowers hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, or (b) prohibit any Loan Party from granting to the Lender a Lien on any of its assets.

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7.12 Bank Accounts. No Loan Party shall establish or maintain any deposit, operating or other bank accounts, other than Excluded Accounts, unless such account is subject to a Control Agreement as set forth in Section 4.2.

7.13 Fiscal Year; Accounting Methods. No Loan Party will (a) change its fiscal year-end employed by the Loan Parties or their Subsidiaries as of the Closing Date or (b) make any significant change in accounting principles, accounting treatment and reporting practices except as required by GAAP.

7.14 Sanctions; Anti-Terrorism Laws. Each Loan Party covenants and agrees that (a) no Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either by its own right or through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the Revolving Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with all Anti-Terrorism Laws, and (e) the Loan Parties shall promptly notify Lender in writing upon the occurrence of a Reportable Compliance Event.

7.15 Use of Proceeds. No Loan Party will use the proceeds of any Revolving Loans for any purpose other than (a) a use permitted by Section 2.6, (b) on the Closing Date, payments to each of the Persons listed in the disbursement direction letter furnished by a Borrower to Lender on or about the Closing Date and to pay the fees, costs and expenses in connection with the Loan Documents and the transactions contemplated thereby and (c) thereafter, consistent with the terms hereof, for their lawful and permitted purposes, provided, that, no part of the proceeds of the Revolving Loans will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors. Each Loan Party will not, directly or indirectly, use any of the Credit Facility to fund, finance or facilitate any activities, business or transactions that would be prohibited by (i) Sanctions, Anti-Money Terrorism Laws or Anti-Corruption Laws or (ii) Sanctions if conducted by Lender, or any other party hereto.

8. FINANCIAL COVENANTS.

8.1 EBITDA. During each Financial Covenant Reporting Trigger Period, the Loan Parties shall maintain, at each calendar month end, minimum EBITDA for the applicable period shown in the table below equal to or greater than the corresponding amount shown for such period in the table below:

Period	Minimum EBITDA
For the one (1) month period ending May 31, 2024	$(650,000)
For the two (2) month period ending June 30, 2024	$(1,200,000)
For the three (3) month period ending July 31, 2024	$(900,000)
For the four (4) month period ending August 31, 2024	$(900,000)
For the five (5) month period ending September 30, 2024	$(300,000)
For the six (6) month period ending October 31, 2024	$(300,000)
For the seven (7) month period ending November 30, 2024	$400,000
For the eight (8) month period ending December 31, 2024	$850,000
For the nine (9) month period ending January 31, 2025	$1,100,000
For the ten (10) month period ending February 28, 2025	$1,200,000
For the eleven (11) month period ending March 31, 2025	$1,300,000
For the twelve (12) month period ending April 30, 2025	$1,400,000
For the twelve (12) month period ending May 31, 2025	$2,200,000
For the twelve (12) month period ending June 30, 2025	$2,300,000
For the twelve (12) month period ending July 31, 2025	$2,400,000
For the twelve (12) month period ending August 31, 2025	$2,500,000
For the twelve (12) month period ending September 30, 2025	$2,600,000
For the twelve (12) month period ending October 31, 2025	$2,800,000
For the twelve (12) month period ending November 30, 2025	$3,000,000
For each twelve (12) month as of each month end thereafter, minimum EBITDA shall be not less than	$3,200,000

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8.2 [Reserved].

8.3 [Reserved].

8.4 Maximum Capital Expenditures. The Loan Parties shall not incur any Unfinanced Capital Expenditures in an amount greater than $250,000 in the aggregate in any fiscal year.

8.5 Equity Cure. In the event Borrowers fail to comply with the financial covenant set forth in Section 8.1, as set forth herein as of the end of any calendar month (a “Shortfall Month”), Borrowers shall have the right to cure the Event of Default (an “Equity/Debt Cure”) resulting solely from such failure by obtaining cash equity and/or Subordinated Debt (a “Specified Contribution”) within ten (10) days after the date for required delivery of the financial statements set forth in Sections 6.6(a) or 6.6(b), as applicable, subject to the following conditions:

(a) The Administrative Borrower shall provide the Lender with written notice of the Borrowers’ intention to make an Equity/Debt Cure on or before the date for required delivery of the financial statements set forth in Section 6.6(a) or 6.6(b), as applicable, and, upon receipt of such notice by the Lender, no Event of Default shall be deemed to have occurred prior to the time provided for the Borrowers to complete an Equity/Debt Cure prior to the deadline set forth hereunder; provided that, notwithstanding the foregoing, the Lender shall have sole discretion in making Revolving Loans until the Equity/Debt Cure has been completed in accordance with the terms of this Section 8.5;

(b) The amount of any Specified Contribution shall not exceed the amount necessary for the Borrowers to have been in compliance with the financial covenant set forth in Section 8.1 as of the end of the Shortfall Month;

(c) The Specified Contribution will be added to EBITDA, solely for purposes of determining compliance with the financial covenant set forth in Section 8.1, as of the end of the Shortfall Month and any subsequent period that includes such period; and

(d) Equity/Debt Cures shall not occur (i) in consecutive fiscal quarters, or (ii) more than two (2) times in any fiscal year.

(e) Any financial covenant non-compliance that is cured in accordance with this Section 8.5 shall be considered cured for all purposes hereunder and under the other Loan Documents, and no Event of Default resulting solely from such financial covenant non-compliance shall be deemed to have occurred.

9. EVENTS OF DEFAULT.

The occurrence of any of the following events set forth in this Section 9 (each an “Event of Default”) shall constitute an Event of Default without notice to any Loan Party.

9.1 Non-Payment of Obligations. The Borrowers (a) fail to pay any Obligations consisting of principal or interest when due or (b) fail to pay any fees, Lender Expenses or other Obligations within three (3) Business Days after the due date thereof.

9.2 Covenants.

(a) Any Loan Party fails to perform any of the covenants set forth in Sections 4, 6.1, 6.3, 6.6, 6.7, 6.11, 6.12, 6.16, 7, and 8.

(b) Any Loan Party fails to perform any of the terms, covenants, conditions or provisions contained in any of the Loan Documents other than those identified in this Section 9 and such failure shall continue for 30 days; provided, that such 30 day period shall not apply in the case of (i) any failure to observe any such covenant which is not capable of being cured at all or within such 30 day period, or (ii) with respect to which the applicable provision in this Agreement or in the Loan Documents specifies that there shall be no cure period or a cure period of less than 30 days).

9.3 Misrepresentation. Any warranty, representation, certificate or statement in this Agreement, the Loan Documents or any other agreement with the Lender shall be false in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect) when made or at any time thereafter, or if any financial data or any other information now or hereafter furnished to the Lender by or on behalf of any Loan Party shall prove to be false, inaccurate or misleading in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or Material Adverse Effect).

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9.4 Cross-Default. (a) Any default in respect of any Material Indebtedness, which Loan Parties have received notice with respect to such default and such default continues for more than the applicable cure period, if any, with respect thereto, or (b) there exists a default or an event of default under any Material Contract, which Loan Parties have received notice with respect to such default or event of default and such default or event of default continues for more than the applicable cure period, if any, with respect thereto.

9.5 Loan Documents; Subordination and Intercreditor Agreements. (a) The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Lender) be declared to be null and void, or a proceeding shall be commenced by a Loan Party, or by any Governmental Authority having jurisdiction over a Loan Party, seeking to establish the invalidity or unenforceability of any Loan Document, or a Loan Party shall deny that such Loan Party has any liability or obligation purported to be created under any Loan Document, (b) any Loan Document that purports to create a Lien shall, for any reason, fail or cease to create a valid and perfected and (except to the extent of Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens or the interests of lessors under Capital Leases) first priority Lien on the Collateral covered thereby, except (i) as a result of a Permitted Disposition of the applicable Collateral, or (ii) as the result of an action or failure to act on the part of Lender, or (c) any Subordination Agreement or intercreditor agreement entered to by Lender in respect of any Loan Party shall cease to be in full force and effect or any breach or default occurs under any such Subordination Agreement or intercreditor agreement.

9.6 Other Material Obligations. Any default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, a Borrower where such default, singly or in the aggregate with all other such defaults, may, in the reasonable judgment of Lender, be expected to have a Material Adverse Effect.

9.7 Insolvency. Any Loan Party becomes Insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debt as they become due.

9.8 Insolvency Proceeding. An Insolvency Proceeding (a) is commenced by a Loan Party or (b) an Insolvency Proceeding is commenced against a Loan Party or all or any part of its properties (any such Insolvency Proceeding, an “Involuntary Insolvency Proceeding”) and such Involuntary Insolvency Proceeding is not dismissed within 60 days after the date of its filing or such Loan Party shall file any answer admitting or not contesting such Involuntary Insolvency Proceeding or indicates its consent to, acquiescence in or approval of, any such Involuntary Insolvency Proceeding or the relief requested in the petition or filing which commenced such Involuntary Insolvency Proceeding is granted before the expiration of such 60 day period.

9.9 Judgments. One or more judgments, orders, or awards for the payment of money in excess of $200,000 in any one case or in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied or disputed coverage) is entered or filed against a Loan Party, or with respect to any of its assets, shall remain undischarged or unvacated for a period in excess of 30 days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against a Loan Party or any of the Collateral having a value in excess of $200,000 in any one case or in the aggregate.

9.10 Change in Control. The occurrence of any Change in Control.

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9.11 Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien (other than Permitted Liens) against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of the Lender and appealed, (ii) vacated, or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of any of the Collateral or any of the collateral under any security agreement securing any of the Obligations, or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of the Lender acting in good faith, to become unsatisfactory as to value or character, or which causes the Lender to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by any Loan Party to do any act deemed reasonably necessary by the Lender to preserve and maintain the value and collectability of the Collateral.

9.12 Material Adverse Effect. The occurrence of any development, condition or event which has a Material Adverse Effect.

9.13 Guaranty. If the obligation of any Loan Party under a Guaranty, or other Person under any guaranty of any Obligations, is limited or terminated by operation of law or by such Loan Party or other Person (other than in accordance with the terms of any Loan Document) or any Loan Party or such other Person repudiates or revokes or purports to repudiate or revoke such Guaranty or any such guaranty.

10. REMEDIES.

During the existence of an Event of Default the Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at Law or in equity. Without limiting the generality of the foregoing, the Lender may, at its option during the existence of an Event of Default, declare the Revolving Loan Commitment to be terminated and all Obligations to be immediately due and payable, all without demand, notice or further action of any kind required on the part of the Lender; provided, however, that upon the occurrence of any Event of Default described in Section 9.8 all Obligations shall automatically become due and payable and the Revolving Loan Commitment shall automatically and immediately terminate. Each Loan Party hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing, during the existence of an Event of Default:

10.1 Possession and Assembly of Collateral. The Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Lender already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of any Loan Party’s premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise Disposed of and the Lender shall have the right to store the same in any of any Loan Party’s premises without cost to the Lender. At the Lender’s request, each Loan Party will, at the Loan Parties’ sole expense, assemble the Collateral and make it available to the Lender at a place or places to be designated by the Lender.

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10.2 Sale of Collateral. The Lender may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Lender may deem proper, and the Lender may purchase any or all of the Collateral at any such sale. The Lender may apply the net proceeds, after deducting all costs, Lender Expenses incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Obligations, in such manner and order as determined by the Lender in its sole discretion. The Loan Parties shall remain liable for any amount of the Obligations remaining unpaid after such application, with interest accruing thereon in accordance with the terms of this Agreement. Any notification of intended Disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Lender at least ten (10) calendar days before the date of such Disposition. Each Loan Party hereby confirms, approves and ratifies all acts and deeds of the Lender relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against the Lender or its representatives, by reason of taking, selling or collecting any portion of the Collateral. During the existence of an Event of Default, each Loan Party consents to any release of the Collateral by the Lender at any time and to sales of the Collateral by the Lender in groups, parcels or portions, or as an entirety, as the Lender shall deem appropriate. Each Loan Party expressly absolves the Lender from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement.

10.3 Standards for Exercising Remedies. To the extent that applicable Law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for the Lender (a) to fail to incur expenses reasonably deemed significant by the Lender to prepare Collateral for Disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for Disposition, (b) to fail to obtain third party consents for access to Collateral to be Disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or Disposition of Collateral to be collected or Disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise Dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as such Loan Party, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the Disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to Dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to Dispose of assets in wholesale rather than retail markets, (j) to disclaim Disposition warranties, including, without limitation, any warranties of title, (k) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or Disposition of Collateral or to provide to the Lender a guaranteed return from the collection or Disposition of Collateral, or (l) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or Disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to any Loan Party or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable Law in the absence of this Section.

10.4 UCC and Offset Rights. The Lender may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable Law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and the Lender, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including reasonable costs of collection and Lender Expenses, and in such order of application as the Lender may, from time to time, elect, any indebtedness of the Lender to any Obligor, however created or arising, including, but not limited to, balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Lender. Each Loan Party, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit the Lender in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Lender to any Obligor.

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10.5 Additional Remedies. In addition, during the existence of an Event of Default, the Lender shall have the right and power to:

(a) instruct any Loan Party, at its own expense, to notify any parties obligated on any of the Collateral, including, but not limited to, any Account Debtors, to make payment directly to the Lender of any amounts due or to become due thereunder, or the Lender may directly notify such obligors of the security interest of the Lender, and/or of the assignment to the Lender of the Collateral and direct such obligors to make payment to the Lender of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b) enforce collection of any of the Collateral, including, but not limited to, any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d) grant releases, compromises or indulgences with respect to the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Obligations;

(e) transfer the whole or any part of securities which may constitute Collateral into the name of the Lender or the Lender’s nominee without disclosing, if the Lender so desires, that such securities so transferred are subject to the security interest of the Lender, and any corporation, association, or any of the managers or trustees of any trust issuing any of said securities, or any transfer agent, shall` not be bound to inquire, in the event that the Lender or said nominee makes any further transfer of said securities, or any portion thereof, as to whether the Lender or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

(f) vote the Collateral;

(g) make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of the Lender as set forth herein shall not, in any manner whatsoever, impair or affect the liability of any Loan Party hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Lender’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, any Loan Party, or other Person liable to the Lender for the Obligations; and

(h) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or the Lender’s rights hereunder.

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Each Loan Party hereby ratifies and confirms whatever the Lender may do with respect to the Collateral and agrees that the Lender shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral except for Lender’s gross negligence or willful misconduct.

10.6 Attorney-in-Fact. Each Loan Party hereby irrevocably makes, constitutes and appoints the Lender (and any officer of the Lender or any Person designated by the Lender for that purpose) as such Loan Party’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in such Loan Party’s name, place and stead, with full power of substitution to (i) take such actions as are permitted in this Agreement, (ii) file such financing statements and execute other documents and to do such other acts as the Lender may require to perfect and preserve the Lender’s Lien in, and to enforce such interests in the Collateral, and (iii) during the existence of an Event of Default, carry out any remedy provided for in this Agreement, including, without limitation, endorsing such Loan Party’s name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of such Loan Party, changing the address of such Loan Party to that of the Lender, opening all envelopes addressed to such Loan Party and applying any payments contained therein to the Obligations. Each Loan Party hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. Each Loan Party hereby ratifies and confirms all that said attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

10.7 No Marshaling. The Lender shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, each Loan Party hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Lender’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Loan Party hereby irrevocably waives the benefits of all such Laws.

10.8 Application of Proceeds. Subject to the terms of this Agreement, upon receipt of cash or Cash Equivalents from collection of items of payment, proceeds of Collateral or any other source, the Lender will apply such cash, credits and proceeds against the Obligations secured hereby. The Lender shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Loan Parties. Any proceeds of any Disposition by the Lender of all or any part of the Collateral may be first applied by the Lender to the payment of Lender Expenses in connection with the Collateral.

10.9 No Waiver. No Event of Default shall be waived by the Lender except in writing. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Lender to exercise any remedy available to the Lender in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Each Loan Party agrees that in the event that any Loan Party fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with the Lender, no remedy of Law will provide adequate relief to the Lender, and further agrees that the Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

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11. MISCELLANEOUS.

11.1 Obligations Absolute. None of the following shall affect the Obligations of the Loan Parties to the Lender under this Agreement or the Lender’s rights with respect to the Collateral:

(a) acceptance or retention by the Lender of other property or any interest in property as security for the Obligations;

(b) release by the Lender of all or any part of the Collateral or of any party liable with respect to the Obligations;

(c) release, extension, renewal, modification or substitution by the Lender of any note evidencing any of the Obligations, or the compromise of the liability of any Obligor for the Obligations; or

(d) failure of the Lender to resort to any other security or to pursue any Loan Party or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

11.2 Entire Agreement. This Agreement and the other Loan Documents (i) are valid, binding and enforceable against the Obligors and the Lender in accordance with their respective provisions and no conditions exist as to their legal effectiveness, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (ii) constitute the entire agreement between the parties; and (iii) are the final expression of the intentions of the Obligors and the Lender. No promises, either expressed or implied, exist between the Obligors and the Lender, unless contained herein. This Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents are the result of negotiations among the Lender, the Loan Parties and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed more strictly against the Lender merely because of the Lender’s involvement in their preparation.

11.3 Amendments; Waivers.

(a) No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No waiver by Lender on any occasion shall affect or diminish Lender’s rights thereafter to require strict performance by any Loan Party of any provision of any Loan Document.

(b) No failure or delay by the Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by the foregoing clause (a) of this Section. Without limiting the generality of the foregoing, the making of a Revolving Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Lender may have had notice or knowledge of such Default or Event of Default at the time.

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11.4 WAIVER OF DEFENSES. EACH LOAN PARTY WAIVES EVERY PRESENT AND FUTURE DEFENSE (OTHER THAN THE DEFENSE OF PAYMENT), CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH SUCH LOAN PARTY MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE LENDER IN ENFORCING THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH LOAN PARTY RATIFIES AND CONFIRMS WHATEVER THE LENDER MAY DO IN GOOD FAITH PURSUANT TO THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE LOAN PARTIES.

11.5 FORUM SELECTION AND CONSENT TO JURISDICTION. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF COOK AND THE STATE OF ILLINOIS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN ANY LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO ANY LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.6 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE LENDER AND EACH LOAN PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE LENDER AND ANY LOAN PARTY ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE LOAN PARTIES.

11.7 WAIVER OF CERTAIN CLAIMS. NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST LENDER OR ANY AFFILIATE OF LENDER, OR ANY DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY ANY LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

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11.8 Assignability. The Lender may at any time assign the Lender’s rights in this Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer the Lender’s rights in any or all of the Collateral and the Lender thereafter shall be relieved from all liability with respect to such Collateral. Lender will give Administrative Borrower written notice of any such assignment. In addition, the Lender may at any time sell one or more participations in the Revolving Loans; provided that (i) Lender’s obligations under this Agreement shall remain unchanged; (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Loan Parties shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement. Each Loan Party may not sell or assign this Agreement, or any other agreement with the Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Lender. This Agreement shall be binding upon the Lender and the Loan Parties and their respective legal representatives and successors. All references herein to the Loan Parties shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the terms “Borrower”, “Guarantor”, and “Loan Party” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

11.9 Binding Effect. This Agreement constitutes, and each other Loan Document when executed and delivered by any Loan Party will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

11.10 Governing Law. This Agreement, and the Loan Documents shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Illinois (but giving effect to federal laws applicable to national lenders), and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State, except that any exercise by Lender of its remedies under this Agreement pertaining to the Collateral shall be conducted in accordance with the laws of the state where the Collateral is located.

11.11 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby, and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.12 Survival of Borrower Representations. All covenants, agreements, representations and warranties made by each Loan Party herein shall, notwithstanding any investigation by the Lender, be deemed material and relied upon by the Lender and shall survive the making and execution of this Agreement and the Loan Documents and shall be deemed to be continuing representations and warranties until such time as the Loan Parties have fulfilled all of its Obligations to the Lender, and the Lender has been paid in full. The Lender, in extending financial accommodations to the Borrowers, is expressly acting and relying on the aforesaid representations and warranties.

11.13 Extensions of Lender’s Commitment. This Agreement shall secure and govern the terms of any extensions or renewals of the Lender’s commitment hereunder.

11.14 Time of Essence. Time is of the essence in making payments of all amounts due the Lender under this Agreement and in the performance and observance by each Loan Party of each covenant, agreement, provision and term of this Agreement.

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11.15 Communication. The Lender is hereby authorized to rely upon and accept as an original any communication which is sent to the Lender by facsimile, or electronic transmission (each, a “Communication”) which the Lender in good faith believes has been signed by a Loan Party and has been delivered to the Lender by a Responsible Officer of any of the Loan Parties, whether or not that is in fact the case. Notwithstanding the foregoing, the Lender shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to the Lender in lieu of, or in addition to, any such Communication.

11.16 Notices. Except as otherwise provided herein, each Loan Party waives all notices and demands in connection with the enforcement of the Lender’s rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing, sent by certified or registered mail, postage prepaid, electronic delivery, or delivered in person, and addressed as follows:

If to any Loan Party:	Starco Brands, Inc. 706 N. Citrus Avenue Los Angeles, California 90038 Attention: Ross Sklar

With a copy to (which shall not constitute notice):	Buchalter 1000 Wilshire Boulevard, Suite 1500 Los Angeles, California 90017-1730 Attention: Peter Hogan, Esq.

If to the Lender:	GIBRALTAR BUSINESS CAPITAL, LLC 400 Skokie Boulevard, Suite 375 Northbrook, Illinois 60062
	Attention:	Jeffrey Stanek,
EVP and Chief Credit Officer

With a copy to:	Otterbourg P.C. 230 Park Avenue New York, New York 10169 Attention: Richard L. Stehl, Esq.

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. All notices addressed as above shall be deemed to have been properly given (i) if served in person, upon acceptance or refusal of delivery; (ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) day following the day such notice is deposited in any post office station or letter box; (iii) if sent by recognized overnight courier, on the first (1st) day following the day such notice is delivered to such carrier. No notice to or demand on any Loan Party in any case shall entitle such Loan Party to any other or further notice or demand in similar or other circumstances; or (iv) if sent by electronic mail, when actually received.

11.17 Release of Claims Against Lender. In consideration of the Lender making the Revolving Loans, each Loan Party and all other Obligors do each hereby release and discharge the Lender of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which any Obligor may have against the Lender from the date of their respective first contact with the Lender until the date of this Loan Agreement, including any claim arising from any reports (environmental reports, surveys, appraisals, etc.) prepared by any parties hired or recommended by the Lender. Each Loan Party and all other Obligors confirm to Lender that they have reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Agreement and the Loan Documents and do each acknowledge and agree that the Lender is relying upon this release in extending the Revolving Loans to the Borrowers.

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11.18 Costs, Fees and Expenses. The Loan Parties shall pay or reimburse the Lender for Lender Expenses, and agrees to save and hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such Lender Expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by the Loan Parties to the Lender pursuant to this Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by the Loan Parties to the Lender on demand. If at any time or times hereafter the Lender: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the other Loan Documents, (ii) to represent the Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by the Lender, any Loan Party, or any other Person) in any way or respect relating to this Agreement, the other Loan Documents or the Borrowers’ business or affairs, or (iii) to enforce any rights of the Lender against any Loan Party or any other Person that may be obligated to the Lender by virtue of this Agreement or the other Loan Documents; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of the Lender’s rights or remedies under the Agreement or the other Loan Documents, the reasonable actual out of pocket costs and expenses incurred by the Lender in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by the Loan Parties to the Lender on demand. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of the Revolving Loan Commitment and/or this Agreement.

11.19 Indemnification. Each Loan Party agrees to defend (with counsel satisfactory to the Lender), protect, indemnify, exonerate and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including the disbursements and the reasonable fees of counsel for each Indemnified Party thereto and all Lender Expenses), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including securities laws, Environmental Laws, commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including the making or issuance and management of the Revolving Loans, the use or intended use of the proceeds of the Revolving Loans, the enforcement of the Lender’s rights and remedies under this Agreement, the Loan Documents, any other instruments and documents delivered hereunder, or under any other agreement between any Loan Party and the Lender; provided, however, that the Loan Parties shall not have any obligations hereunder to any Indemnified Party with respect to matters determined by a court of competent jurisdiction by final and nonappealable judgment to have been caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, each Loan Party shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Loan Parties, shall be added to the Obligations and be secured by the Collateral. In connection with the termination of this Agreement and the release and termination of Lender’s Liens in the Collateral, the Lender may, as a condition to any such agreement to release and terminate any of its Liens in the Collateral, require such indemnities and collateral security as it shall reasonably deem necessary or appropriate to protect the Lender against (a) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, and (b) any Obligations that may thereafter arise any indemnification provisions contained in the Loan Documents, including, without limitation, under this Section. The provisions of this Section shall survive the satisfaction and payment of the other Obligations and the termination of the Revolving Loan Commitment and/or this Agreement.

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11.20 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Obligor or the transfer to the Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of the Lender, the Obligations shall automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

11.21 Customer Identification - USA Patriot Act Notice. The Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, and the Lender’s policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies each Loan Party, which information includes the name and address of each Loan Party and such other information that will allow the Lender to identify each Loan Party in accordance with the USA PATRIOT Act.

11.22 Designation of Administrative Borrower.

(a) Each Loan Party hereby irrevocably appoints Starco as the borrowing agent and attorney-in-fact for all Loan Parties (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Lender shall have received prior written notice signed by each Loan Party that such appointment has been revoked and that another Loan Party has been appointed Administrative Borrower.

(b) Each Borrower hereby irrevocably designates and appoints the Administrative Borrower as such Borrower’s agent to obtain Revolving Loans, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to Lender on account of Revolving Loans so made as if made directly by the Lender to such Borrower, notwithstanding the manner by which such Revolving Loans are recorded on the books and records of the Administrative Borrower and of any other Borrower.

(c) Each Loan Party hereby irrevocably appoints and authorizes Administrative Borrower (i) to provide Lender with all notices with respect to Revolving Loans and all other notices and instructions under the Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by Loan Parties hereunder and shall bind each Loan Party), (ii) to receive all notices, instructions and other information from Lender (and any notice, instructions or other information provided by Lender to Administrative Borrower shall be deemed to have been given to each Loan Party), (iii) to take such action as Administrative Borrower deems appropriate on its behalf to obtain Revolving Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement, and (iv) appoints the Administrative Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.

(d) Each Loan Party agrees that the handling of the credit facility evidenced by this Agreement (the “Credit Facility”), with Loan Parties and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Loan Parties in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender shall not incur liability to any Loan Party as a result hereof. Each Loan Party expects to derive benefit, directly or indirectly, from the handling of the Credit Facility, with Loan Parties and Collateral in a combined fashion, since the successful operation of each Loan Party is dependent on the continued successful performance of the integrated group. Each Loan Party hereby agrees to indemnify Lender and hold Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against Lender by any Loan Party or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Credit Facility as herein provided, or (ii) Lender relying on any instructions of Administrative Borrower.

(e) This Section shall survive the termination of this Agreement and the payment in full of the Obligations.

11.23 Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

11.24 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 3.1, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received duly executed and delivered counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf., or other electronic transmission or execution shall be as effective as delivery of a manually executed counterpart of this Agreement.

11.25 Disclosure. Lender may disclose information concerning the terms and conditions of the Loan Documents in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Loan Party and the Revolving Loan Commitment provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of Lender.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, each Loan Party and the Lender have executed this Loan and Security Agreement as of the date first above written.

BORROWERS:	STARCO BRANDS, INC.,
a Nevada corporation

	By:	/s/ Ross Sklar
	Name:	Ross Sklar
	Title:	Chief Executive Officer

Whipshots Holdings, LLC,
a Delaware limited liability company

By	Starco Brands, Inc.
Its:	Manager

By:	/s/ Ross Sklar
Name:	Ross Sklar
Title:	Chief Executive Officer

Whipshots, LLC,
a Wyoming limited liability company

By:	/s/ Ross Sklar
Name:	Ross Sklar
Title:	Manager

The AOS Group Inc.,
a Delaware corporation

By:	/s/ Ross Sklar
Name:	Ross Sklar
Title:	Chief Executive Officer

Skylar Body, LLC,
a Delaware limited liability company

By:	/s/ Ross Sklar
Name:	Ross Sklar
Title:	Chief Executive Officer

Soylent Nutrition, Inc.,
a Delaware corporation

By:	/s/ Ross Sklar
Name:	Ross Sklar
Title:	Chief Executive Officer

LENDER:	GIBRALTAR BUSINESS CAPITAL, LLC,
a Delaware limited liability company

	By:	/s/ Todd A Seehase
	Name:	Todd A. Seehase
	Title:	Senior Vice President

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]